EXHIBIT 10.1

LEASE AGREEMENT

by and between

BT (MULTI) LLC,

a Delaware limited liability company

as LANDLORD

and

MCRIL, LLC

a Virginia limited liability company

as TENANT

Premises:	Joliet, Illinois
Fargo, North Dakota
Ashwaubenon, Wisconsin
Brookfield, Wisconsin
Greendale, Wisconsin
Wauwatosa, Wisconsin

Dated as of: June 26, 2015

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EXHIBITS

Exhibit “A”	—	Premises
Exhibit “B”	—	Machinery and Equipment
Exhibit “C”	—	Schedule of Permitted Encumbrances
Exhibit “D”	—	Rent Schedule
Exhibit “E”	—	Premises Percentage Allocation of Basic Rent
Exhibit “F”	—	Approved Subleases
Exhibit “G”	—	Existing Subleases
Exhibit “H”	—	Post-Closing Obligations

Schedule 28(b)	—	Store Scorecards

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LEASE AGREEMENT, made as of this 26th day of June, 2015, between  BT (MULTI) LLC, a Delaware limited liability company (“Landlord”), with an address c/o W. P. Carey Inc., 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, and MCRIL, LLC, a Virginia limited liability company (“Tenant”) with an address at c/o The Bon-Ton Stores, Inc., 2801 East Market Street, York, Pennsylvania 17402.

In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

1.                                      Demise of Premises.

Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described property (hereinafter referred to collectively as the “Leased Premises” and individually as the “Joliet, IL Premises”, “Fargo, ND Premises”, “Ashwaubenon, WI Premises”, “Brookfield, WI Premises”, “Greendale, WI Premises”, and “Wauwatosa, WI Premises”, each of which premises shall include the following item (a) and the following items (b) and (c) of this Paragraph 1 located thereon or therein and appertaining thereto:  (a) the real property described in Exhibit “A” hereto, together with the Appurtenances (collectively, the “Land”); (b) the buildings containing approximately 1,002,731square feet in the aggregate, structures and other improvements now or hereafter constructed on the Land (collectively, the “Improvements”); and (c) the fixtures, machinery, equipment and other property described in Exhibit “B” hereto (collectively, the “Equipment”).

2.                                      Certain Definitions.

“Acquisition Cost” shall mean $84,000,000.

“Additional Rent” shall mean Additional Rent as defined in Paragraph 7.

“Affected Premises” shall mean a Related Premises that is the subject of a Casualty/Condemnation Termination Event.

“Alterations” shall mean all changes, additions, improvements or repairs to, all alterations, reconstructions, restorations, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

“Approved Subleases” shall mean the subleases identified on Exhibit “F” attached hereto.

“Appurtenances” shall mean all tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands granted by any Easement Agreement and (b) any rights with respect to any streets, sidewalks, ways, driveways, alleys, vaults, gores or strips of land adjoining the Land.

“Assignment” shall mean any assignment of rents and leases from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures

Landlord’s obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

“Basic Rent” shall mean Basic Rent as defined in Paragraph 6.

“Basic Rent Payment Date” shall mean Basic Rent Payment Date as defined in Paragraph 6.

“BONT” shall mean The Bon-Ton Stores, Inc., a Pennsylvania corporation.

“Casualty” shall mean any loss of or damage to or destruction of or which affects the Leased Premises.

“Casualty/Condemnation Premises Percentage Allocation” shall mean for purposes of allocation of rent in connection with a Casualty or Condemnation, the percentage allocated to each Related Premises in Exhibit “E” to this Lease as the same may be adjusted in accordance with the formula specified in Exhibit “E”.

“Casualty/Condemnation Termination Amount”  shall mean the greater of (i) the sum of the Fair Market Value of the applicable Related Premises and the applicable Prepayment Premium which Landlord will be required to pay in prepaying or defeasing, as applicable, any Loan with proceeds of the Casualty/Condemnation Termination Amount or (ii) the sum of the product of the Acquisition Cost multiplied by the applicable Casualty/Condemnation Premises Percentage Allocation for the applicable Related Premises and the applicable Prepayment Premium which Landlord will be required to pay in prepaying or defeasing, in whole or in part, as applicable, any Loan with the proceeds of the Casualty/Condemnation Termination Amount.

“Casualty/Condemnation Termination Date” shall mean the Casualty/Condemnation Termination Date as defined in Paragraph 18.

“Casualty/Condemnation Termination Event” shall mean a Casualty/Condemnation Termination Event as defined in Paragraph 18.

“Casualty/Condemnation Termination Notice” shall mean Casualty/Condemnation Termination Notice as defined in Paragraph 18(a).

“Commencement Date” shall mean Commencement Date as defined in Paragraph 5.

“Condemnation” shall mean a Taking.

“Condemnation Notice” shall mean notice from the applicable governmental authority of the institution of or imminent intention to institute a proceeding for Condemnation.

“Costs” of a Person or associated with a specified transaction shall mean all reasonable costs and expenses incurred by such Person or associated with such transaction, including without limitation, attorneys’ fees and expenses (including in house), court costs, brokerage fees, escrow fees, title insurance premiums, mortgage commitment fees, mortgage points, recording fees and transfer taxes, as the circumstances require.  Notwithstanding the foregoing, with respect to Landlord, Costs shall include the expenses of internal counsel, at market rates, only with respect to those matters where Landlord is utilizing internal counsel.

“CPI” shall mean CPI as defined in Exhibit “D” hereto.

“Default Rate” shall mean the Default Rate as defined in Paragraph 7(a)(iv).

“Easement Agreement” shall mean any conditions, covenants, restrictions, easements, declarations, licenses and other agreements listed as Permitted Encumbrances or as may hereafter affect any Related Premises.

“Environmental Law” shall mean (a) whenever enacted or promulgated, any applicable federal, state, foreign and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (i) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (ii) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of any Hazardous Substance or Hazardous Condition or governing the conduct of any Hazardous Activity, in each case as amended and as now or hereafter in effect, and (b) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to or as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance.  The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970 (to the extent it relates to Hazardous Substances), the federal National Environmental Policy Act and the federal Hazardous Materials Transportation Act, each as amended and as now or hereafter in effect and any similar state or local Law.

“Environmental Violation” shall mean (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within any Related Premises, or from any Related Premises to the environment, in violation of any Environmental Law, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within any Related Premises in violation of any Environmental Law, (c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which could reasonably be expected to result in any liability to Landlord or Lender under, or which could reasonably be expected to result in the creation of any lien on any Related Premises under, any Environmental Law, or (e) or any other violation of or noncompliance with any Environmental Law.

“Equipment” shall mean the Equipment as defined in Paragraph 1.

“Event of Default” shall mean an Event of Default as defined in Paragraph 22(a).

“Existing Subleases” shall mean the subleases identified on Exhibit “G” attached hereto.

“Fair Market Value” of either the Leased Premises or any Related Premises, as the case may be, and the context may require, shall mean the higher of (a) the fair market value of the Leased Premises or any Related Premises, as the case may be, as of the Relevant Date as if unaffected and unencumbered by this Lease or (b) the fair market value of the Leased Premises or Related Premises, as the case may be, as of the Relevant Date as affected and encumbered by the term of this Lease (but excluding any renewal terms not yet exercised).  For all purposes of this Lease, Fair Market Value shall be determined in accordance with the procedure specified in Paragraph 29.

“Fair Market Value Date” shall mean the date when the Fair Market Value is determined in accordance with Paragraph 29.

“Federal Funds” shall mean federal or other immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

“Guarantor” shall mean, collectively, BONT, THE BON-TON DEPARTMENT STORES, INC, a Pennsylvania corporation, and CARSON PIRIE SCOTT II, INC., a Florida corporation.

“Guaranty” shall mean the Guaranty and Suretyship Agreement dated as of the date hereof from Guarantor to Landlord guaranteeing the payment and performance by Tenant of all of Tenant’s obligations under this Lease.

“Hazardous Activity” means any activity, process, procedure or undertaking which directly or indirectly (a) procures, generates or creates any Hazardous Substance; (b) causes or results in (or threatens to cause or result in) the release, seepage, spill, leak, flow, discharge or emission of any Hazardous Substance into the environment (including the air, ground water, watercourses or water systems), (c) involves the containment or storage of any Hazardous Substance; or (d) would cause any of the Leased Premises or any portion thereof to become a hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law.

“Hazardous Condition” means any condition which would support any claim or liability under any Environmental Law, including the presence of underground storage tanks.

“Hazardous Substance” means (i) any substance, material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (ii) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.  Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, microbial matter (including but not limited to mold, mildew and other fungi or bacterial matter which reproduces through the release of spores or the splitting of cells), urea formaldehyde foam insulation, lead and polychlorinated biphenyls.

“Impositions” shall mean the Impositions as defined in Paragraph 9(a).

“Improvements” shall mean the Improvements as defined in Paragraph 1.

“Indemnitee” shall mean an Indemnitee as defined in Paragraph 15.

“Insurance Requirements” shall mean the requirements of all insurance policies maintained in accordance with this Lease.

“Land” shall mean the Land as defined in Paragraph 1.

“Law” shall mean any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

“Lease” shall mean this Lease Agreement.

“Lease Year” shall mean, with respect to the first Lease Year, the period commencing on the Commencement Date and ending at midnight on the last day of the twelfth (12th) full consecutive calendar month following the month in which the Commencement Date occurred, and each succeeding twelve (12) month period during the Term.

“Leased Premises” shall mean the Leased Premises as defined in Paragraph 1.

“Legal Requirements” shall mean the requirements of all present and future Laws (including but not limited to Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises or any Related Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises or any Related Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises or any Related Premises or requires Tenant to carry insurance other than as required by this Lease.

“Lender” shall mean any Person (and its respective successors and assigns) which may, on or after the date hereof, make a Loan to Landlord or be the holder of a Note.

“Loan” shall mean any loan made by one or more Lenders to Landlord, which loan is secured by a Mortgage and an Assignment and evidenced by a Note.

“Monetary Obligations” shall mean Rent and all other sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord or to any Indemnitee.

“Moody’s” shall mean Moody’s Investor Services, Inc.

“Mortgage” shall mean any mortgage or deed of trust from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord’s obligation to repay a Loan, as the same may be amended, supplemented or modified.

“Net Award” shall mean (a) the entire award payable to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under clauses (i), (ii) (to the extent payable to Landlord or Lender), (iv), (v) or (vi) of Paragraph 16(a), as the case may be, less any reasonable expenses incurred by Landlord and Lender in collecting such award or proceeds.

“Note” shall mean any promissory note evidencing Landlord’s obligation to repay a Loan, as the same may be amended, supplemented or modified.

“Partial Casualty” shall mean any Casualty which does not constitute a Casualty/Condemnation Termination Event.

“Partial Condemnation” shall mean any Condemnation which does not constitute a Casualty/Condemnation Termination Event.

“Permitted Encumbrances” means collectively, (a) the liens and security interests created or permitted by this Lease, (b) all liens, encumbrances and other matters disclosed in the title insurance policy insuring Landlord’s interest in the Leased Premises, as set forth in Exhibit “C” hereto, (c) liens, if any, for Impositions not yet due or payable, (d) liens and other matters that are being contested in accordance with Paragraph 14 hereof and (e) rights of tenants, occupants and licensees of the Leased Premises to the extent the same are permitted under this Lease.

“Person” shall mean an individual, partnership, association, corporation or other entity.

“Post Closing Obligations” shall mean those obligations of Tenant specified in Paragraph 37 hereof.

“Prepayment Premium” shall mean any payment required to be made by Landlord to a Lender under a Note or other document evidencing or securing a Loan (other than payments of principal and/or interest which Landlord is required to make under a Note or a Mortgage) by reason of any prepayment or defeasance by Landlord of any principal due under a Note or Mortgage, and which may, without limitation, take the form of (a) a “make whole” or yield maintenance clause requiring a prepayment premium or (b) a defeasance payment (such defeasance payment to be an amount equal to the positive difference between (i) the total amount required to defease a Loan and (ii) the outstanding principal balance of, and accrued interest under, the Loan as of the date of such defeasance (plus reasonable Costs of Landlord and Lender) or (c) “breakage costs” or (d) any combination of clauses (a), (b) and (c) above. Notwithstanding the foregoing, if the Prepayment Premium under any future Loan is calculated based upon a principal balance or allocated principal balance that is in excess of the original principal balance or original allocated principle balance, as applicable, of the original Loan in effect as of the Commencement Date, then, the Prepayment Premium shall not be greater than the Prepayment Premium if same had been calculated on the original principal balance or allocated principle balance of the initial Loan.

“Present Value” of any amount shall mean such amount discounted by a rate per annum which is the lower of (a) the Prime Rate at the time such present value is determined or (b) eight and two-tenths percent (8.2%) per annum.

“Prime Rate” shall mean the interest rate per annum as published, from time to time, in The Wall Street Journal as the “Prime Rate” in its column entitled “Money Rate”.  The Prime Rate may not be the lowest rate of interest charged by any “large U.S. money center commercial banks” and Landlord makes no representations or warranties to that effect.  In the event The Wall Street Journal ceases publication or ceases to publish the “Prime Rate” as described above, the Prime Rate shall be the average per annum discount rate (the “Discount Rate”) on ninety-one (91) day bills (“Treasury Bills”) issued from time to time by the United States Treasury at its most recent auction, plus three hundred (300) basis points.  If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

“Related Premises” shall mean any one of the “Joliet, IL Premises”, “Fargo, ND Premises”, “Ashwaubenon, WI Premises”, “Brookfield, WI Premises”, “Greendale, WI Premises”, and “Wauwatosa, WI Premises”.

“Relevant Date” shall mean (a) the date immediately prior to the date on which the applicable Condemnation Notice is received, in the event of a Casualty/Condemnation Termination Notice under Paragraph 18 which is occasioned by a Taking, (b) the date immediately prior to the date on which the applicable Casualty occurs, in the event of a Casualty/Condemnation Termination Notice under Paragraph 18 which is occasioned by a Casualty, and (c) the date when Fair Market Value is redetermined, in the event of a redetermination of Fair Market Value pursuant to Paragraph 20(c).

“Remaining Premises” shall mean the Related Premises which are not Affected Premises under Paragraph 18.

“Renewal Term” shall mean Renewal Term as defined in Paragraph 5.

“Rent” shall mean, collectively, Basic Rent and Additional Rent.

“S&P” shall mean Standard and Poor’s Corporation.

“Site Assessment” shall mean a Site Assessment as defined in Paragraph 10(c).

“State” shall mean the State of Wisconsin.

“Subsidiary(ies)” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other equity interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Surviving Obligations” shall mean any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

“Taking” shall mean (a) any taking or damaging of all or a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (iii) by any other means substantially similar to clauses (i) or (ii) above, or (b) any de facto condemnation.  The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Related Premises.

“Tenant Group” shall mean BONT and its respective Subsidiaries if and for so long as each such Person shall be part of the group for the purpose of reporting financial positions and results on a consolidated basis.

“Term” shall mean the Term as defined in Paragraph 5.

“Third Party Purchaser” shall mean the Third Party Purchaser as defined in Paragraph 21 (h).

“Warranties” shall mean Warranties as defined in Paragraph 3(d).

“Work” shall mean Work as defined in Paragraph 13(b).

3.                                      Title and Condition; Single Lease Transaction.

(a)                                 The Leased Premises are demised and let subject to (i) the Mortgage and Assignment in effect as of the Commencement Date, (ii) the rights of any Persons in possession of the Leased Premises, (iii) the existing state of title of any of the Leased Premises, including any Permitted Encumbrances, (iv) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (v) all Legal Requirements, including any existing violation of any thereof, and (vi) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord.

(b)                                 Tenant acknowledges that the Leased Premises are in good condition and repair at the inception of this Lease.  LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS WHERE IS AND WITH ALL FAULTS.  TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD’S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, OR (xvi) COMPLIANCE OF THE LEASED PREMISES WITH ANY LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT.  TENANT ACKNOWLEDGES THAT THE LEASED PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT.  IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT).  THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

(c)                                  Tenant represents to Landlord that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby.  Tenant acknowledges that (i) fee simple title (both legal and equitable) to the Leased Premises is in Landlord and that Tenant has only the leasehold right of possession and use of the Leased Premises, as provided herein, (ii) the Improvements conform to all material Legal Requirements and all Insurance Requirements,

(iii) all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained, (iv) all contractors and subcontractors who have performed work on or supplied materials to the Leased Premises have been fully paid (or will in due course be paid, subject to any disputes which may arise), and all materials and supplies have been fully paid for (or will in due course be paid, subject to any disputes which may arise) (v) the Improvements have been fully completed in all material respects in a workmanlike manner, and (vi) all Equipment necessary or appropriate for the use or operation of the Leased Premises has been installed and is presently fully operative in all material respects.

(d)                                 Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, the right to enforce all assignable warranties, guaranties, indemnities, causes of action and similar rights (collectively “Warranties”) which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises.  Such assignment shall remain in effect until the expiration or earlier termination of this Lease (unless Tenant or its affiliate or designee acquires any of the Leased Premises, in which instance such assignment shall become permanent and irrevocable with respect to such Leased Premises), whereupon such assignment shall cease and all of the Warranties shall automatically revert to Landlord.  In confirmation of such reversion Tenant shall execute and deliver promptly any certificate or other document reasonably required by Landlord.  Landlord shall also retain the right to enforce any Warranties during the continuance of an Event of Default.  Tenant shall use commercially reasonable efforts to enforce the Warranties in accordance with their respective terms.

(e)                                  LANDLORD AND TENANT AGREE THAT IT IS THEIR MUTUAL INTENT TO CREATE, AND THAT THIS LEASE CONSTITUTES, A SINGLE LEASE WITH RESPECT TO ALL PARCELS OF LAND AND IMPROVEMENTS (WHEREVER LOCATED) THAT THIS LEASE IS NOT INTENDED AND SHALL NOT BE CONSTRUED TO BE SEPARATE LEASES AND THAT ALL THE TERMS AND CONDITIONS HEREOF SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF LANDLORD AND TENANT WITH RESPECT THERETO.

(f)                                   TENANT, ON BEHALF OF ITSELF AND ANY TRUSTEE OR LEGAL REPRESENTATIVE EXPRESSLY ACKNOWLEDGES AND AGREES THAT, NOTWITHSTANDING THE PROVISIONS OF PARAGRAPH 18 HEREOF OR ANY OTHER PROVISION IN THIS LEASE TO THE CONTRARY, IT IS THE EXPRESS INTENT OF LANDLORD AND TENANT TO CREATE, AND THAT THIS LEASE CONSTITUTES, A SINGLE LEASE WITH RESPECT TO ALL PARCELS OF LAND AND IMPROVEMENTS AND EQUIPMENT (WHEREVER LOCATED) AND SHALL NOT BE (OR BE DEEMED TO BE) DIVISIBLE OR SEVERABLE INTO SEPARATE LEASES FOR ANY PURPOSE WHATSOEVER (EXCEPT AS CONTEMPLATED BY PARAGRAPH 18 IN CONNECTION WITH A SUBSTANTIAL CASUALTY OR CONDEMNATION), AND TENANT, ON BEHALF OF ITSELF AND ANY SUCH TRUSTEE OR LEGAL REPRESENTATIVE, HEREBY WAIVES ANY RIGHT TO CLAIM OR ASSERT A CONTRARY POSITION IN ANY ACTION OR PROCEEDING; IT BEING FURTHER UNDERSTOOD AND AGREED BY TENANT THAT THE PERCENTAGE ALLOCATION OF BASIC RENT AS SET FORTH ON EXHIBIT “E” HEREOF IS INCLUDED TO PROVIDE A FORMULA FOR RENT ADJUSTMENT AND LEASE TERMINATION UNDER CERTAIN OCCURRENCES OF

CASUALTY AND CONDEMNATION, WHICH ARE BEYOND THE REASONABLE CONTROL OF THE PARTIES AND AS AN ACCOMMODATION TO TENANT.  ANY EVENT OF DEFAULT HEREUNDER IN CONNECTION WITH ANY RELATED PREMISES SHALL BE DEEMED TO BE AN EVENT OF DEFAULT WITH RESPECT TO THE ENTIRE LEASED PREMISES (WHEREVER LOCATED).  THE FOREGOING AGREEMENTS AND WAIVERS BY TENANT IN THIS PARAGRAPH 3(f) ARE MADE AS A MATERIAL INDUCEMENT TO LANDLORD TO ENTER INTO THE TRANSACTION CONTEMPLATED BY THIS LEASE AND THAT, BUT FOR THE FOREGOING AGREEMENTS AND WAIVERS BY TENANT, LANDLORD WOULD NOT CONSUMMATE THIS LEASE TRANSACTION.

4.                                      Use of Leased Premises; Quiet Enjoyment.

(a)                                 Tenant may occupy and use the Leased Premises, subject to paragraph (c) below, for retail use and ancillary office and storage use and for no other purpose without the consent of Landlord, such consent not to be unreasonably withheld or delayed.  Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would or might reasonably be expected to (i) violate any Law, Legal Requirement or Permitted Encumbrance, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (iii) make void or voidable, cancel or cause to be cancelled or release any of the material Warranties, (iv) cause structural injury to any of the Improvements (other than in connection with any Alterations or restoration permitted hereunder and being constructed in accordance with the terms of this Lease) or (v) constitute a public or private nuisance or waste.

(b)                                 Subject to the provisions hereof, so long as no Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord with respect to matters that arise after the date hereof, provided that Landlord or its agents may enter upon and examine any of the Leased Premises at such reasonable times as Landlord may select and upon reasonable notice to Tenant (except in the case of any emergency, in which event no notice shall be required) for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, showing the Leased Premises to prospective Lenders and purchasers, making any repairs and taking such other action with respect to the Leased Premises as is permitted by any provision hereof.  Each such entry and/or examination shall be conducted in a manner which will minimize interference with Tenant’s (and its subtenants’ and licensees’) use and occupancy of the Leased Premises.

(c)                                  In no event shall any portion of the Leased Premises be used or occupied or permitted to be used or occupied for any of the following purposes: (i) any nightclub, bar or discotheque; (ii) any adult bookstore or video shop, nude or semi-nude or “adult” entertainment establishment or any lewd, obscene or pornographic purpose; (iii) any store in which a material portion of the inventory is not available for sale or rental to children under 18 years of age because such inventory explicitly deals with, relates to, or depicts human sexuality, or in which any of the inventory constitutes drug paraphernalia of the kind associated with or sold by so-called “head shops”; (iv) any dumping, disposing, incineration or reduction of garbage (exclusive of appropriately screened dumpsters and/or recycling bins and garbage disposal in the ordinary course of business); (v) any mortuary; (vi) any fire sale, bankruptcy sale (unless pursuant to a court order) or auction house operation; (vii) any gas station; (viii) any central laundry or dry cleaning plant or Laundromat; (ix) any automobile, truck, trailer or RV sales, leasing, display or repair; (x) any “flea market”, secondhand or surplus store; (xi) any gambling or off-track betting operation, or (xii) any massage parlor or carnival.

5.                                      Term.

(a)                                 Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term (such term, as extended or renewed in accordance with the provisions hereof, being called the “Term”) commencing on the date hereof (the “Commencement Date”) and ending on the last day of the two-hundred and fortieth (240) full calendar month next following the date hereof (the “Expiration Date”).

(b)                                 Provided that if, on or prior to the Expiration Date or any other Renewal Date (as hereinafter defined) this Lease shall not have been terminated pursuant to any provision hereof, then on the Expiration Date and on the tenth (10th) and twentieth (20th) anniversaries of the Expiration Date (the Expiration Date and each such anniversary being referred to herein as a “Renewal Date”), the Term shall be deemed to have been automatically extended for an additional period of ten (10) years (each such extension, a “Renewal Term”), unless Tenant shall notify Landlord in writing at least eighteen (18) months prior to the next Renewal Date that Tenant is terminating this Lease as of the next Renewal Date.  Any such extension of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified (except that Tenant shall not have the right to any additional Renewal Terms).

(c)                                  If Tenant exercises its option pursuant to Paragraph 5(b) not to have the Term automatically extended, or if an Event of Default exists, then Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the last year of the Term, to (i) advertise the availability of any of the Leased Premises for sale or reletting and to erect upon any of the Leased Premises signs indicating such availability and (ii) show any of the Leased Premises to prospective purchasers or tenants or their agents at such reasonable times as Landlord may select upon reasonable prior notice to Tenant.  All such showings shall be conducted in a manner which will minimize interference with Tenant’s (and its subtenants’ and licensees’) use and occupancy of the Leased Premises.

6.                                      Basic Rent.

Tenant shall pay to Landlord, as annual rent for the Leased Premises during the Term, the amounts determined in accordance with Exhibit “D” hereto (“Basic Rent”), payable in advance for the next calendar month, commencing on the twenty-fifth (25th) day of the first month following the date hereof and continuing on the same day of each month thereafter during the Term which shall be payable as set forth in said Exhibit “D”.  The date that each payment of Basic Rent is due is hereinafter referred to as a “Basic Rent Payment Date”.  Each such payment of Basic Rent shall be made via ACH transfer for value in Federal Funds on each Basic Rent

Payment Date to Landlord and/or to such one or more other Persons, pursuant to transfer instructions delivered to Tenant from time to time at such addresses and in such proportions as Landlord may direct by fifteen (15) days’ prior written notice to Tenant; provided, however, that the first payment of Basic Rent shall be paid on the Commencement Date.

7.                                      Additional Rent.

(a)                                 Tenant shall pay and discharge, as additional rent (collectively, “Additional Rent”):

(i)                                     except as otherwise specifically provided herein, all costs and expenses of Tenant, and all reasonable costs and expenses of Landlord which are incurred in connection or associated with (A) the ownership, use, non-use, occupancy, monitoring, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of any of the Leased Premises, (B) the performance of any of Tenant’s obligations under this Lease, (C) any sale or other transfer of any of the Leased Premises to Tenant under this Lease, including costs and expenses incurred in connection with the payment of a Prepayment Premium, (D) any Condemnation proceedings, (E) the adjustment, settlement or compromise of any insurance claims involving or arising from any of the Leased Premises, (F) the prosecution, defense or settlement of any litigation involving or arising from any of the Leased Premises, this Lease, or the sale of the Leased Premises to Landlord, (G) the exercise or enforcement by Landlord, its successors and assigns, of any of its rights under this Lease, (H) any amendment to or modification or termination of this Lease made at the request of Tenant, (I) Costs of Landlord’s external counsel and reasonable Costs of legal services provided by Landlord’s affiliate incurred in connection with the preparation, negotiation and execution of this Lease, or incurred in connection with any act undertaken by Landlord (or its counsel, affiliate or otherwise) at the request of Tenant, any act of Landlord performed on behalf of Tenant or the review and monitoring of compliance by Tenant with the terms of this Lease, including compliance with Post Closing Obligations and applicable Law, (J) the reasonable internal Costs of Landlord incurred in connection with any act undertaken by Landlord at the request of Tenant or Tenant’s failure to act promptly in an emergency situation, (K) all of Tenant’s costs and fees associated with the payment of Rent, and (L) any other items specifically required to be paid by Tenant under this Lease;

(ii)                                  after the date all or any portion of any installment of Basic Rent is due and not paid, an amount equal to five percent (5%) of the amount of such unpaid installment or portion thereof (“Late Charge”); provided, however, that with respect to the first late payment of all or any portion of any installment of Basic Rent in any Lease Year, the Late Charge shall not be due and payable unless the Basic Rent has not been paid within two (2) days following notice from Landlord that such payment or portion thereof has not been received;

(iii)                               a sum equal to any additional sums (including any late charge and fees of Lender’s counsel) which are payable by Landlord to any Lender under any Note by reason of Tenant’s late payment or non-payment of Basic Rent or by reason of an Event of Default;

(iv)                              interest at the rate (the “Default Rate”) of five percent (5%) over the Prime Rate per annum on the following sums until paid in full: (A) all overdue installments of Basic Rent from the respective due dates thereof, (B) all overdue amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant, from the date of payment thereof by Landlord, and (C) all other overdue amounts of Additional Rent which are payable to Landlord, from the date when any such amount becomes overdue; and

(v)                                 five thousand dollars ($5,000) per month for each full calendar month that Tenant is late in the delivery of the annual and quarterly financial statements that are required to be delivered pursuant to Paragraph 28(b).

(b)                                 Tenant shall pay and discharge (i) any Additional Rent referred to in Paragraph 7(a)(i) when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within five (5) days after Landlord’s demand for payment thereof, and (ii) any other Additional Rent which is payable to Landlord, within five (5) days after Landlord’s demand for payment thereof.

(c)                                  In no event shall amounts payable under Paragraph 7(a)(ii), (iii) and (iv) or elsewhere in this Lease exceed the maximum amount permitted by applicable Law.

8.                                      Net Lease: Non-Terminability.

(a)                                 This is a net lease and all Monetary Obligations shall be paid without notice or demand (except as otherwise expressly provided herein) and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a “Set-Off”), subject to Tenant’s contest rights set forth in Paragraph 14.

(b)                                 This Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason or cause whatsoever foreseen or unforeseen.

(c)                                  The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Monetary Obligations shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.  The obligation to pay Rent or amounts equal thereto shall not be affected by any collection of rents by any governmental body pursuant to a tax lien or otherwise, even though such obligation results in a double payment of Rent.  All Rent payable by Tenant hereunder shall constitute “rent” for all purposes (including Section 502(b)(6) of the Federal Bankruptcy Code).

(d)                                 Except as otherwise expressly provided herein, Tenant shall have no right and hereby waives all rights which it may have under any Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, or (ii) to any Set-Off of any Monetary Obligations.

9.                                      Payment of Impositions.

(a)                                 Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes (including real and personal property, franchise, sales, use, gross receipts and rent taxes), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to any of the Leased Premises, all ground rents and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant’s possessory interest in the Leased Premises, (ii) any of the Leased Premises or (iii) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of any of the Leased Premises, any activity conducted on any of the Leased Premises, or the Rent (collectively, the “Impositions”); provided, that nothing herein shall obligate Tenant to pay (A) income, excess profits or other taxes of Landlord (or Lender) which are determined on the basis of Landlord’s (or Lender’s) net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, gift or similar tax imposed on Landlord, (C) any capital gains tax imposed on Landlord in connection with the sale of the Leased Premises to any Person, or (D) any transfer tax payable upon a transfer of a Related Premises (or any interest therein or any direct or indirect interest in Landlord) to any Person.  Landlord shall have the right to require Tenant to pay, together with scheduled installments of Basic Rent, the amount of the gross receipts or rent tax, if any, payable with respect to the amount of such installment of Basic Rent.  If any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments; in such event, Tenant shall be liable only for those installments which accrue or become due and payable during the Term.  Tenant shall be responsible to obtain all bills for the payment of Impositions and shall prepare and file all tax reports required by governmental authorities which relate to the Impositions.  Tenant shall deliver to Landlord (1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) days after Tenant’s receipt thereof, (2) receipts for payment of all real estate taxes required to be paid by Tenant hereunder within thirty (30) days after the due date thereof and (3) receipts for payment of all other Impositions within ten (10) days after Landlord’s request therefor.

(b)                                 Following the occurrence of an Event of Default, or if Landlord is required by a Lender, Tenant shall pay to Landlord such amounts (each an “Escrow Payment”) monthly or as required by such Lender (but not more often than monthly) so that there shall be in an escrow account an amount sufficient to pay the Escrow Charges (as hereinafter defined) as they become due.  As used herein, “Escrow Charges” shall mean real estate taxes and assessments on or with respect to the Leased Premises or payments in lieu thereof and premiums on any insurance required by this Lease; provided, however, that if any such insurance is provided by an blanket policy covering the Leased Premises and other premises occupied by Tenant or its Affiliates, then the insurance premiums with respect to such insurance shall be excluded from the calculation of Escrow Charges so long as no Event of Default exists.  Landlord shall in good faith determine the amount of the Escrow Charges (it being agreed that if required by a Lender, such amount shall equal any corresponding escrow installments required to be paid by Landlord) and the amount of each Escrow Payment.  The Escrow Payments may be commingled with other funds of Landlord or other Persons and no interest thereon shall be due or payable to Tenant.  Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine or as required by Law.  If at any time the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow Charges, Tenant, within ten (10) days after Landlord’s demand therefor, shall pay the amount of the deficiency to Landlord.

10.                               Compliance with Laws and Easement Agreements; Environmental Matters.

(a)                                 Tenant shall, at its expense, comply with and conform to, and cause the Leased Premises and any other Person occupying any part of the Leased Premises to comply with and conform to, all Insurance Requirements, Easement Agreements, and Legal Requirements (including all applicable Environmental Laws).  Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation or (ii) permit any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation and, at the request of Landlord or Lender, Tenant shall promptly remediate or undertake any other appropriate response action to correct any existing Environmental Violation, however immaterial, and (iii) without the prior written consent of Landlord and Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.  Any and all reports prepared for or by Landlord with respect to the Leased Premises shall be for the sole benefit of Landlord and Lender and no other Person shall have the right to rely on any such reports.

(b)                                 Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord or the occupier to be kept and performed thereunder.  Tenant will not alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed.  Promptly upon request, Tenant shall execute any agreement as may reasonably be required with respect to the modification, amendment, replacement, or termination of any Easement Agreement, or the entering into of a new Easement Agreement, with respect to any Related Premises.

(c)                                  Upon reasonable prior written notice from Landlord, Tenant shall permit such persons as Landlord may designate (“Site Reviewers”) to visit the Leased Premises during normal business hours and in a manner which does not unreasonably interfere with Tenant’s operations and perform and conduct, as agents of Tenant, environmental site investigations and assessments (“Site Assessments”) on the Leased Premises in any of the following circumstances:  (i) in connection with any sale, financing or refinancing of the Leased Premises, (ii) within the six month period prior to the expiration of the Term, (iii) if required by Lender or the terms of any credit facility to which Landlord is bound, (iv) if an Event of Default exists, or (v) at any other time that, in the opinion of Landlord or Lender, a reasonable basis exists to believe that an Environmental Violation or any condition that could reasonably be expected to result in any Environmental Violation exists.  Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the reasonable opinion of the Site Reviewers, to conduct the Site Assessments.  Tenant shall supply to the Site Reviewers such historical and operational information regarding the Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters.  The cost of performing and reporting any Site Assessments shall be paid by Tenant, if such Site Assessment shall disclose an Environmental Violation; otherwise the cost shall be paid by Landlord and shall not be Additional Rent.

(d)                                 If an Environmental Violation occurs or is found to exist and, in Landlord’s reasonable judgment, the cost of remediation of, or other response action with respect to, the same is likely to exceed $250,000, Tenant shall provide to Landlord, within thirty (30) days after Landlord’s request therefor, adequate financial assurances that Tenant will effect such remediation in accordance with applicable Environmental Laws.  Such financial assurances shall be a bond or letter of credit reasonably satisfactory to Landlord in form and substance and in an amount equal to or greater than Landlord’s reasonable estimate, based upon a Site Assessment performed pursuant to Paragraph 10(c), of the anticipated cost of such remedial action (but taking into account any security, escrow or other financial assurances that Tenant may be required to provide to any governmental entity or other Person in connection with such remediation).  Such bond or letter of credit shall be reduced from time to time in proportion to the amount of the remediation work which has been completed.

(e)                                  Notwithstanding any other provision of this Lease, if an Environmental Violation occurs or is found to exist and the Term would otherwise terminate or expire, then, at the option of Landlord, the Term shall be automatically extended beyond the date of termination or expiration and this Lease shall remain in full force and effect beyond such date until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease.

(f)                                   If Tenant fails to comply with any requirement of any Environmental Law in connection with any Environmental Violation which occurs or is found to exist, Landlord shall have the right (but no obligation) after ten (10) days’ prior written notice to Tenant, to take any and all actions as Landlord shall deem reasonably necessary or advisable in order to cure such Environmental Violation.

(g)                                  Tenant shall notify Landlord promptly after becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord promptly upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

(h)                                 All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall contain covenants of the other party thereto which are substantially identical to the covenants contained in clauses (a), (c), (d), (e) and (f) of this Paragraph 10.

11.                               Liens; Recording.

(a)                                 Tenant shall not, directly or indirectly, create or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord.  NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES.  LANDLORD MAY AT ANY TIME POST ANY NOTICES ON THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD.

(b)                                 Tenant shall execute, deliver and record, file or register (collectively, “record”) all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in any of the Leased Premises, and shall cause a memorandum of this Lease (or, if such a memorandum cannot be recorded, this Lease), and any supplement hereto or thereto, to be recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.

12.                               Maintenance and Repair.

(a)                                 Tenant shall at all times maintain each Related Premises in as good repair and appearance as each is in on the date hereof and fit to be used for their intended use in accordance with the better of the practices generally recognized as then acceptable by other companies in its industry or observed by Tenant with respect to similar properties in comparable retail environments that are owned or operated by it, and, in the case of the Equipment, in as good mechanical condition as it was on the later of the date hereof or the date of its installation, except for ordinary wear and tear.  Tenant shall take every other action necessary or appropriate for the preservation and safety of each Related Premises.  Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12(a).  Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any Related Premises in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations.  Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13.

(b)                                 If any Improvement, now or hereafter constructed, shall (i) encroach upon any setback or any property, street or right-of-way adjoining any Related Premises, (ii) violate the provisions of any restrictive covenant affecting any Related Premises, (iii) hinder or obstruct any easement or right-of-way to which any Related Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be reasonably necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.

13.                               Alterations and Improvements.

(a)                                 Tenant shall have the right, without having obtained the prior written consent of Landlord or Lender,  (i) to make non-structural Alterations or a series of related non-structural Alterations that, as to any such Alterations or series of related Alterations, do not cost in excess of $500,000 (as adjusted in accordance with the terms and conditions set forth below in this Paragraph 13(a)) with respect to any Related Premises and (ii) to install Equipment in the Improvements or accessions to the Equipment that, as to such Equipment or accessions, do not cost in excess of $500,000 (as adjusted in accordance with the terms and conditions set forth below in this Paragraph 13(a)), so long as at the time of construction or installation of any such Equipment or Alterations no Event of Default exists and the value and utility of the Leased Premises is not diminished thereby.  If the cost of any non-structural Alterations, series of related non-structural Alterations, Equipment or accessions thereto is in excess of $500,000 (as adjusted in accordance with the terms and conditions set forth below in this Paragraph 13(a)) or if Tenant desires to make structural Alterations to any Related Premises, the prior written approval of Landlord and Lender shall be required, such approval not to be unreasonably withheld or delayed.  Tenant shall not construct upon the Land any additional buildings without having first obtained the prior written consent of Landlord and Lender, which approval shall not be unreasonably withheld or delayed.  For the purposes of this Paragraph, a structural Alteration means an Alteration that materially alters the structural components of the Improvements or materially adversely affects the structural integrity of the Improvements.  The $500,000 amount above provided shall be adjusted in proportion to the CPI adjustment of Basic Rent as provided in Section 2 of Exhibit D.

(b)                                 If Tenant makes any Alterations pursuant to this Paragraph 13 or as required by Paragraph 12 or 17 (such Alterations and actions being hereinafter collectively referred to as “Work”), then (i) the market value of the Leased Premises shall not be lessened by any such Work or its usefulness impaired, (ii) all such Work shall be performed by Tenant in a good and workmanlike manner, (iii) all such Work shall be expeditiously completed in compliance with all Legal Requirements, (iv) all such Work shall comply with the requirements of all insurance policies required to be maintained by Tenant hereunder, (v) if any such Work involves the replacement of Equipment or parts thereto, all replacement Equipment or parts shall have a value and useful life equal to the greater of (A) the value and useful life on the date hereof of the Equipment being replaced or (B) the value and useful life of the Equipment being replaced immediately prior to the occurrence of the event which required its replacement (assuming such replaced Equipment was then in the condition required by this Lease), (vi) Tenant shall promptly discharge or remove all liens filed against any of the Leased Premises arising out of such Work, (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (viii) all such Work shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and (ix) Tenant shall comply, to the extent reasonably requested by Landlord or required by this Lease, whether or not such Work involves restoration of any Related Premises, (1) with the provisions of Paragraph 12(a) and (2) in the case of Alterations which require Landlord’s consent, with the provisions of Paragraph 19(a), as if a disbursement of restoration funds was being requested.

14.                               Permitted Contests.

Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) comply with any Legal Requirement, (c) discharge or remove any lien referred to in Paragraph 11 or 13 or (d) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12(b) (such non-compliance with the terms hereof being hereinafter referred to collectively as “Permitted Violations”) and may dispute or contest the same, so long as at the time of such non-compliance no Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord’s liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Permitted Violation so contested, other than the payment of any monetary sum claimed due with respect to such Permitted Violation, (which for the avoidance of doubt Tenant shall pay (or, “bond over” with respect to mechanics’ liens) if required, ) (ii) the sale, forfeiture or loss of any Related Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent, (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied or (vi) the enforcement or execution of any injunction, order or Legal Requirement with respect to the Permitted Violation. Tenant shall provide Landlord security which is satisfactory, in Landlord’s reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith, taking into account any security which Tenant is obligated to provide to any governmental authority or other Person in connection with such contest.  While any proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by Law to correct such Permitted Violation and Tenant’s contest does not prevent or stay such requirement as to Landlord.  Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations.  Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.  No such contest shall subject Landlord to the risk of any civil or criminal liability.

15.                               Indemnification.

(a)                                 Tenant shall pay, protect, indemnify, defend, save and hold harmless Landlord, Lender and all other Persons described in Paragraph 30 (each an “Indemnitee”) from and against any and all liabilities, losses, damages (including punitive damages, but only if such punitive damages are assessed against an Indemnitee in connection with a claim brought against such Indemnitee by a third party), penalties, Costs (including attorneys’ fees and costs), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, without regard to the form of action and whether based on strict liability, gross negligence, negligence or any other theory of recovery at law or in equity (each, a “Loss”), arising from (i) any matter pertaining to the acquisition (or the negotiations leading thereto), ownership, leasing, use, non-use, occupancy, operation, management, condition, design, construction, maintenance, repair or restoration of any of the Leased Premises, (ii) any casualty in any manner arising from any of the Leased Premises, whether or not Indemnitee has or should have knowledge or notice of any defect or condition causing or contributing to said casualty, (iii) any violation by Tenant of any provision of this Lease, any contract or agreement to which Tenant is a party, any Legal Requirement or any Permitted Encumbrance or any encumbrance Tenant consented to (other than a Mortgage or Assignment) or (iv) any alleged, threatened or actual Environmental Violation, including (A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity. Notwithstanding the foregoing, Tenant shall have no responsibility under this paragraph for any Loss resulting from the gross negligence or willful misconduct of an Indemnitee, including any Claim for damage to property or injury to persons resulting from acts of Landlord or its agents during their actual entry upon the Leased Premises; provided that the foregoing shall not apply to the extent the applicable Claim is an alleged or claimed omission on the part of Landlord or its agents based upon the absence of Landlord or its agents from the Leased Premises or their absence of any knowledge of any condition thereon.

(b)                                 In case any action or proceeding is brought against any Indemnitee by reason of any such claim, (i) Tenant may, except in the event of a conflict of interest or a dispute between Tenant and any such Indemnitee or during the continuance of an Event of Default, retain its own counsel and defend such action (it being understood that Landlord may employ counsel of its choice to monitor the defense of any such action, the cost of which shall be paid by Landlord) and (ii) such Indemnitee shall notify Tenant to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested to do so by Tenant.  In the event of a conflict of interest or dispute or during the continuance of an Event of Default, Landlord shall have the right to select separate counsel, and the cost of such separate counsel shall be paid by Tenant.

(c)                                  The obligations of Tenant under this Paragraph 15 shall survive any termination, expiration or rejection in bankruptcy of this Lease.

16.                               Insurance.

(a)                                 Tenant shall obtain, pay for and maintain the following insurance on or in connection with the Leased Premises:

(i)                                     Insurance against all risk of physical loss or damage to the Improvements and Equipment as provided under “Special Causes of Loss” form coverage, and including customarily excluded perils of hail, windstorm, flood coverage, earthquake and, to the extent reasonably required by Lender and required pursuant to clause (vii) below, terrorism insurance, in amounts not less than the actual replacement cost of the Improvements and Equipment; provided that, if Tenant’s insurance company is unable or unwilling to include any of all of such excluded perils, Tenant shall have the option of purchasing coverage against such perils from another insurer on a “Difference in Conditions” form or through a stand-alone policy.  Such policies shall contain Replacement Cost and Agreed Amount Endorsements and “Law and Ordinance” coverage (at full replacement cost).  Such policies and endorsements shall contain deductibles not more than $100,000 per occurrence.

(ii)                                  Commercial General Liability Insurance and Business Automobile Liability Insurance (including Non-Owned and Hired Automobile Liability) against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $15,000,000 per occurrence/annual aggregate, with no self-insured retention or deductible, on a claims occurrence basis.

(iii)                               Workers’ compensation insurance in the amount required by applicable Law and employers’ liability insurance covering all persons employed by Tenant in connection with any work done on or about any of the Leased Premises.

(iv)                              Comprehensive Boiler and Machinery/Equipment Breakdown Insurance on any of the Equipment or any other equipment on or in the Leased Premises, in an amount not less than $5,000,000 per accident for damage to property (and which may be carried as part of the coverage required under clause (i) above or pursuant to a separate policy or endorsement).  Either such Boiler and Machinery policy or the Special Causes of Loss policy required in clause (i) above shall include at least $1,000,000 per incidence for Off-Premises Service Interruption, Expediting Expenses, Ammonia Contamination, and Hazardous Materials Clean-Up Expense and may contain a deductible not to exceed $100,000.

(v)                                 Business Income/Extra Expense Insurance at limits sufficient to cover 100% of the period of indemnity not less than twelve (12) months from time of loss, including extended period of indemnity which provides that after the physical loss to the Improvements and Equipment has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the applicable Related Premises is repaired or replaced and operations are resumed, whichever first occurs.

(vi)                              During any period in which substantial Alterations at the Leased Premises are being undertaken, builder’s risk insurance covering the total completed value, including all hard and soft costs (which shall include business interruption coverage) with respect to the Improvements being constructed, altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction, alteration or repair of Improvements or Equipment, together with such other endorsements as Landlord may reasonably require, and general liability, worker’s compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired.  Such builder’s risk insurance may be obtained by the contractor performing such Alterations in lieu of Tenant.

(vii)                           Such other insurance (or other or different terms with respect to any insurance required pursuant to this Paragraph 16, including without limitation amounts of coverage, deductibles, form of mortgagee clause, insurer rating) on or in connection with any of the Leased Premises as Landlord or Lender may reasonably require, provided that such insurance is customarily obtained by tenants of properties similar in size, location and use to the Leased Premises, other than mold insurance.  In addition, with respect to the insurance coverages required to be maintained pursuant to clauses (i) through (vi) of this Paragraph 16(a), Tenant shall use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate, and to the extent available under TRIA, to maintain insurance coverage against any loss, damage or injury resulting from acts of terrorism.

(b)                                 The insurance required by Paragraph 16(a) shall be written by companies having a Best’s rating of A:VII or above.  The insurance policies shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. If said insurance or any part thereof shall expire, be withdrawn, or become void, for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord.  The insurance referred to in Paragraphs 16(a)(i), 16(a)(iv) and 16(a)(vi) shall name Landlord and Lender as loss payee as its interest may appear and Lender as mortgagee.  The insurance referred to in Paragraph 16(a)(ii) shall name Landlord and Lender as additional insureds, and the insurance referred to in Paragraph 16(a)(v) shall name Landlord as insured and Lender and Landlord as loss payee as its interest may appear.

(c)                                  Each insurance policy referred to in clauses (i), (iv), (v) and (vi) of Paragraph 16(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender.  Each policy required by any provision of Paragraph 16(a), except clause (iii) thereof, shall provide that it may not be cancelled, substantially modified or allowed to lapse on any renewal date except after at least thirty (30) days’ prior written notice to Landlord and Lender.

(d)                                 Tenant shall pay as they become due all premiums for the insurance required by Paragraph 16(a), shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due at least ten (10) days prior to the expiration date of such policy, and shall promptly deliver to Landlord all original certificates of insurance evidencing such coverages or, if required by Lender and if a claim or legal proceeding is in process under a policy, the original or a certified copy of such policy. All certificates of insurance (including liability coverage) provided to Landlord and Lender shall be on an appropriate ACORD Form reasonably acceptable to Landlord and Lender.

(e)                                  Anything in this Paragraph 16 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 16(a) may be carried under a “blanket” policy or policies covering other properties of Tenant and/or its affiliates or under an “umbrella” policy or policies covering other liabilities of Tenant and/or affiliates, as applicable; provided that, such blanket or umbrella policy or policies otherwise comply with the provisions of this Paragraph 16, and upon request, Tenant shall provide to Landlord a Statement of Values which may be reviewed annually and shall be amended to the extent reasonably determined necessary by Landlord based on revised Replacement Cost Valuations.  The original or a certified copy of each such blanket or umbrella policy shall promptly be delivered to Landlord upon request.

(f)                                   Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as additional insureds, and/or loss payee as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 16.  Tenant shall promptly notify Landlord of such separate insurance and shall deliver to Landlord the original policies or certified copies thereof upon request.

(g)                                  Each policy shall contain an effective waiver by the carrier against all claims for payment of insurance premiums against Landlord and shall contain a full waiver of subrogation against the Landlord.

(h)                                 The proceeds of any insurance required under Paragraph 16(a) shall be payable as follows:

(i)                                     proceeds payable under clauses (ii), (iii) and (iv) of Paragraph 16(a) and proceeds attributable to the general liability coverage of Builder’s Risk insurance under clause (vi) of Paragraph 16(a) shall be payable to the Person entitled to receive such proceeds; and

(ii)                                  proceeds of insurance required under clause (i) of Paragraph 16(a) and proceeds attributable to Builder’s Risk insurance (other than its general liability coverage provisions) under clause (vi) of Paragraph 16(a) shall be payable to Landlord or Lender and applied as set forth in Paragraph 17 or, if applicable, Paragraph 18.  Tenant shall apply the Net Award to restoration of the Leased Premises in accordance with the applicable provisions of this Lease unless a Casualty/Condemnation Termination Event shall have occurred and Tenant has given a Casualty/Condemnation Termination Notice.

17.                               Casualty and Condemnation.

(a)                                 If any Casualty occurs to any Related Premises, Tenant shall give Landlord and Lender immediate notice thereof.  Landlord and Lender are hereby authorized to adjust, collect and compromise, in their discretion and upon notice to Tenant (except that no notice to Tenant shall be required if an Event of Default has occurred and is continuing), all claims under any of the insurance policies required by Paragraph 16(a) (except public liability insurance claims payable to a Person other than Tenant, Landlord or Lender) and to execute and deliver on behalf of Tenant all necessary proofs of loss, receipts, vouchers and releases required by the insurers.  Provided that no Event of Default has occurred and is continuing, Tenant shall be entitled to participate with Landlord and Lender in any adjustment, collection and compromise of the Net Award payable in connection with a Casualty.  Tenant agrees to sign, upon the request of Landlord or Lender, all such proofs of loss, receipts, vouchers and releases.  If Landlord or Lender so requests, Tenant shall adjust, collect and compromise any and all such claims, and Landlord and Lender shall have the right to join with Tenant therein.  Any adjustment, settlement or compromise of any such claim shall be subject to the prior written approval of Landlord and Lender, such approval not to be unreasonably withheld or delayed, and Landlord and Lender shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise.  Subject to Paragraph 19(d) below, each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to Landlord or, if required by the Mortgage, to Lender instead of to Landlord and Tenant jointly, and Tenant hereby appoints each of Landlord and Lender as Tenant’s attorneys-in-fact to endorse any draft therefor.  The rights of Landlord under this Paragraph 17(a) shall be extended to Lender if and to the extent that any Mortgage so provides.  Notwithstanding anything to the contrary set forth in this Paragraph 17(a), so long as no Event of Default shall be continuing, Tenant shall have the right to adjust, settle and compromise, and to execute all proofs of loss, receipts, vouchers and releases with respect to, any and all claims under this Paragraph 17(a), provided that Landlord and Lender shall retain the right to join with Tenant therein; and provided further that any adjustment, settlement or compromise of any such claim by Tenant shall be subject to the prior written approval of Landlord and Lender, such approval not to be unreasonably withheld or delayed.

(b)                                 Tenant, immediately upon receiving a Condemnation Notice, shall notify Landlord and Lender thereof.  Landlord and Lender are authorized to collect, settle and compromise, in their discretion (and, if no Event of Default exists, upon notice to Tenant), the amount of any Net Award.  Provided that no Event of Default has occurred and is continuing, Tenant shall be entitled to participate with Landlord and Lender in any Condemnation proceeding or negotiations under threat thereof and to contest the Condemnation or the amount of the Net Award therefor.  No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord and Lender, such approval not to be unreasonably withheld or delayed.  Subject to the provisions of this Paragraph 17(b) and Paragraph 19(d), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant’s leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant’s right to any award or payment on account of Tenant’s trade fixtures, equipment or other tangible property which is not part of the Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord’s fee interest in the applicable Related Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant’s leasehold interest hereunder.  The rights of Landlord under this Paragraph 17(b) shall also be extended to Lender if and to the extent that any Mortgage so provides.  Notwithstanding anything to the contrary set forth in this Paragraph 17(b), so long as no Event of Default shall be continuing Tenant shall have the right to settle and compromise any and all claims under this Paragraph 17(b), provided that Landlord and Lender shall retain the right to join with Tenant therein; and provided further that any agreement with any condemnor in settlement or under threat of any Condemnation shall be subject to the prior written approval of Landlord and Lender, such approval not to be unreasonably withheld or delayed.

(c)                                  If any Partial Casualty (whether or not insured against) or Partial Condemnation shall occur to any Related Premises, this Lease shall continue with respect to the Leased Premises, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations.  Promptly after such Partial Casualty or Partial Condemnation, Tenant, as required in Paragraphs 12(a) and 13(b), shall commence and diligently continue to restore the Leased Premises as nearly as possible to its value, condition and character immediately prior to such event (assuming the Leased Premises to have been in the condition required by this Lease).  Upon the receipt by Landlord of the entire Net Award of such Partial Casualty or Partial Condemnation, Landlord shall make such Net Award available to Tenant for restoration in accordance with and subject to the provisions of Paragraph 19(a) and 19(c) (unless such Casualty or Condemnation resulting in the Net Award is a Casualty/Condemnation Termination Event).  If any Casualty or Condemnation which is not a Partial Casualty or Partial Condemnation shall occur, Tenant shall comply with the terms and conditions of Paragraph 18.

18.                               Termination Events.

(a)                                 If either (i) any one of the Related Premises shall be taken by a Taking or (ii) any substantial portion of any Related Premises shall be taken by a Taking or all or any substantial portion of the Related Premises shall be damaged or destroyed by a Casualty and, in such case, Tenant certifies and covenants to Landlord that it will forever abandon operations at such Related Premises (each of the events described in the above clauses (i) and (ii) shall hereinafter be referred to as a “Casualty/Condemnation Termination Event”), then (x) in the case of (i) above, Tenant shall be obligated, within sixty (60) days after Tenant receives a Condemnation Notice and (y) in the case of (ii) above, Tenant shall have the option, within sixty (60) days after Tenant receives a Condemnation Notice or sixty (60) days after the Casualty, as the case may be, to give to Landlord and Lender written notice in the form described in Paragraph 18(b) of the Tenant’s election to terminate this Lease with respect to such Related Premises (a “Casualty/Condemnation Termination Notice”).  If Tenant elects under clause (y) above not to give Landlord a Casualty/Condemnation Termination Notice, then Tenant shall rebuild or repair such Related Premises in accordance with Paragraphs 17 and 19.

(b)                                 A Casualty/Condemnation Termination Notice shall contain (i) notice of Tenant’s intention to terminate this Lease as to the Affected Premises on the first Basic Rent Payment Date which occurs at least sixty (60) days after the Fair Market Value Date (the “Casualty/Condemnation Termination Date”), (ii) a binding and irrevocable offer of Tenant to pay to Landlord the Casualty/Condemnation Termination Amount and (iii) if the Casualty/Condemnation Termination Event is an event described in Paragraph 18(a)(ii), the certification and covenants described therein and a certified resolution of the Board of Directors of Tenant authorizing the same.  Promptly upon the delivery to Landlord of a Casualty/Condemnation Termination Notice, Landlord and Tenant shall commence to determine the Fair Market Value.

(c)                                  If Landlord shall reject such offer by Tenant to pay to Landlord the Casualty/Condemnation Termination Amount as to the Affected Premises pursuant to Paragraph 18(b) above by written notice to Tenant (a “Rejection”) which Rejection shall contain the written consent of Lender to Landlord’s rejection of Tenant’s offer to pay the Casualty/Condemnation Termination Amount, not later than thirty (30) days following the Fair Market Value Date, then this Lease shall terminate as to the Affected Premises on the Casualty/Condemnation Termination Date; provided that, if Tenant has not satisfied all Monetary Obligations and all other obligations and liabilities under this Lease which have arisen as to the Affected Premises (collectively, “Remaining Obligations”) on or prior to the Casualty/Condemnation Termination Date, then Landlord may, at its option, extend the date on which this Lease may terminate as to the Affected Premises to a date which is no later than the first Basic Rent Payment Date after the Casualty/Condemnation Termination Date on which Tenant has satisfied all Remaining Obligations.  Upon such termination (i) all obligations of Tenant hereunder as to the Affected Premises shall terminate except for any Surviving Obligations, (ii) Tenant shall immediately vacate and shall have no further right, title or interest in or to any of the Affected Premises and (iii) the Net Award shall be retained by Landlord.  Notwithstanding anything to the contrary hereinabove contained, if Tenant shall have received a Rejection and, on the date when this Lease would otherwise terminate with respect to the Affected Premises as provided above, Landlord shall not have received the full amount of the Net Award payable by reason of the applicable Casualty/Condemnation Termination Event, then the date on which this Lease is to terminate with respect to the Affected Premises shall be automatically extended to the first Basic Rent Payment Date after the receipt by Landlord of the full amount of the Net Award provided that, if Tenant has not satisfied all Remaining Obligations on such date, then Landlord may, at its option, extend the date on which this Lease may terminate as to the Affected Premises to a date which is no later than the first Basic Rent Payment Date after such date on which Tenant has satisfied all such Remaining Obligations.

(d)                                 Unless Tenant shall have received a Rejection not later than the thirtieth (30th) day following the Fair Market Value Date, Landlord shall be conclusively presumed to have accepted such offer from Tenant to pay the Casualty/Condemnation Termination Amount.  If such offer from Tenant to pay the Termination Amount is accepted by Landlord then, on the Casualty/Condemnation Termination Date, Tenant shall pay to Landlord the Casualty/Condemnation Termination Amount and all Remaining Obligations and, if requested by Tenant, Landlord shall convey to Tenant or its designee the Affected Premises or the remaining portion thereof, if any, all in accordance with Paragraph 20 and in such event, notwithstanding anything to the contrary contained in this Lease, the Net Award shall be paid to Tenant.

(e)                                  In the event of the termination of this Lease as to the Affected Premises as hereinabove provided, this Lease shall remain in full force and effect as to the Remaining Premises; provided, that the Basic Rent for the Remaining Premises to be paid after such termination shall be the Basic Rent otherwise payable hereunder with respect to the Leased Premises multiplied by a percentage equal to the sum of the percentages set forth on Exhibit “E” for the Remaining Premises.

19.                               Restoration.

(a)                                 If any Net Award is in excess of $500,000, Landlord (or Lender if required by any Mortgage) shall hold the Net Award in a fund (the “Restoration Fund”) and disburse amounts from the Restoration Fund only in accordance with the following conditions:

(i)                                     prior to commencement of restoration, (A) the architects, contracts (including the retainage provisions contained therein), contractors, plans and specifications and a budget for the restoration shall have been approved by Landlord, such approval not to be unreasonably withheld or delayed, and (B) Landlord and Lender shall be provided with acceptable performance and payment bonds which insure satisfactory completion of and payment for the restoration, are in an amount and form and have a surety reasonably acceptable to Landlord, and name Landlord and Lender as additional dual obligees, and (C) appropriate waivers of mechanics’ and materialmen’s liens shall have been filed (to the extent permitted under applicable law);

(ii)                                  at the time of any disbursement, no Event of Default shall exist and no mechanics’ or materialmen’s liens shall have been filed against any of the Leased Premises and remain undischarged;

(iii)                               disbursements shall be made from time to time in an amount not exceeding the cost of the Work completed since the last disbursement, upon receipt of (A) satisfactory evidence, including architects’ certificates, of the stage of completion, the estimated total cost of completion and performance of the Work to date in a good and workmanlike manner in substantial accordance with the contracts, plans and specifications, (B) waivers of liens for work previously paid for and/or conditional lien waivers, (C) contractors’ and subcontractors’ sworn statements as to completed Work and the cost thereof for which payment is requested, (D) a bringdown of title insurance reasonably satisfactory to Landlord and (E) other evidence of cost and payment reasonably satisfactory to Landlord so that Landlord and Lender can verify that the amounts disbursed from time to time are represented by Work that is completed, in place and free and clear of mechanics’ and materialmen’s lien claims;

(iv)                              each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the Work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such Work and, upon completion of the Work, also stating that the Work has been fully completed and complies with the applicable requirements of this Lease;

(v)                                 If the Restoration Fund is held by Landlord, the Restoration Fund shall not be commingled with Landlord’s other funds and shall bear interest at a rate agreed to by Landlord and Tenant; and

(vi)                              such other reasonable conditions as Landlord or Lender may impose.

(b)                                 Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration Work free and clear of all liens, as reasonably determined by Landlord, exceeds the amount of the Net Award available for such restoration, the amount of such excess shall, upon demand by Landlord, be paid by Tenant to Landlord to be added to the Restoration Fund.  Any sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant.  For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

(c)                                  If any sum remains in the Restoration Fund after completion of the restoration and any refund to Tenant pursuant to Paragraph 19(b), such sum shall be retained by Landlord or, if required by a Note or Mortgage, paid by Landlord to a Lender.

(d)                                 Any Net Award not in excess of $500,000 shall be paid over to Tenant by Landlord or Lender promptly upon receipt and shall be used by Tenant to restore the applicable Related Premises in accordance with the provisions of Paragraph 17(c).  The $500,000 amount above provided shall be adjusted in proportion to the CPI adjustment of Basic Rent as provided in Section 2 of Exhibit D.

20.                               Procedures Upon Purchase.

(a)                                 If the Leased Premises or any of the Related Premises are purchased by Tenant pursuant to any provision of this Lease, Landlord need not convey any better title thereto than that which was conveyed to Landlord, and Tenant or its designee shall accept such title, subject, however, to the Permitted Encumbrances and to all other liens, exceptions and restrictions on, against or relating to any of the Leased Premises or the applicable Related Premises and to all applicable Laws, but free of the lien of and security interest created by any Mortgage or Assignment and liens, exceptions and restrictions on, against or relating to the Leased Premises or the applicable Related Premises which have been created by or resulted solely from acts of Landlord after the date of this Lease, unless the same are Permitted Encumbrances or customary utility easements benefiting the Leased Premises or were created with the concurrence of Tenant or as a result of a default by Tenant under this Lease.

(b)                                 Upon the date fixed for any such purchase of the Leased Premises or any of the Related Premises pursuant to any provision of this Lease (any such date the “Purchase Date”), Tenant shall pay to Landlord, or to any Person to whom Landlord directs payment, the Casualty/Condemnation Termination Amount therefor specified herein, in Federal Funds, less any credit of the Net Award received and retained by Landlord or a Lender allowed against the Casualty/Condemnation Termination Amount  , and Landlord shall deliver to Tenant (i) a special warranty deed which describes the premises being conveyed and conveys the title thereto as provided in Paragraph 20(a), (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property (or rights to any Net Award not yet received by Landlord or a Lender) relating to the Related Premises then held by Landlord, (iii) any Net Award received by Landlord, not credited to Tenant against the Casualty/Condemnation Termination Amount and required to be delivered by Landlord to Tenant pursuant to this Lease and (iv) any other instruments, certificates, affidavits or other documents customarily provided in connection with a transfer of real estate or required by Law, such as a title affidavit and transfer tax forms; provided, that if any Monetary Obligations remain outstanding on such date, then Landlord may deduct from the Net Award the amount of such Monetary Obligations; and further provided, that if any event has occurred which, in Landlord’s reasonable judgment, is likely to subject any Indemnitee to any liability which Tenant is required to indemnify against pursuant to Paragraph 15, then an amount shall be deducted from the Net Award which, in Landlord’s reasonable judgment, is sufficient to satisfy such liability, which amount shall be deposited in an escrow account with a financial institution reasonably satisfactory to Landlord and Tenant pending resolution of such matter.  If on the Purchase Date any Monetary Obligations remain outstanding and no Net Award is payable to Tenant by Landlord or the amount of such Net Award is less than the amount of the Monetary Obligations, then Tenant shall pay to Landlord on the Purchase Date the amount of such Monetary Obligations.  Upon the completion of such purchase, this Lease and all obligations and liabilities of Tenant hereunder with respect to the applicable Related Premises (but not with respect to the Remaining Premises) shall terminate, except any Surviving Obligations.

(c)                                  If the completion of such purchase shall be delayed after (i) the Casualty/Condemnation Termination Date, in the event of a purchase pursuant to Paragraph 18 or, (ii) the date scheduled for such purchase, in the event of a purchase under any other provision of this Lease then (x) Rent shall continue to be due and payable until completion of such purchase and (y) at Landlord’s sole option, Fair Market Value shall be redetermined and the Casualty/Condemnation Termination Amount payable by Tenant pursuant to the applicable provision of this Lease shall be adjusted to reflect such redetermination.

(d)                                 Any prepaid Monetary Obligations paid to Landlord shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the Casualty/Condemnation Termination Amount due to Landlord; provided, that no apportionment of any Impositions shall be made upon any such purchase.

21.                               Assignment and Subletting: Prohibition against Leasehold Financing.

(a)                                 Except as otherwise expressly provided to the contrary in this Paragraph 21, Tenant may not assign this Lease, voluntarily or involuntarily, whether by operation of law or otherwise (including through merger or consolidation) to any Person without the prior written consent of Landlord, which consent may be granted or withheld by Landlord in accordance with the provisions of Paragraphs 21(b) below, as applicable.  Any purported sublease or assignment in violation of this Paragraph 21 shall be null and void.  In addition, notwithstanding anything to the contrary contained in this Paragraph 21, Tenant shall not have the right to assign this Lease (voluntarily or involuntarily, whether by operation of law or otherwise), or sublet any of the Leased Premises to any Person at any time that an Event of Default shall exist.

(b)                                 If Tenant desires to assign this Lease, whether by operation of law or otherwise, to a Non-Preapproved Assignee (as such term is defined below) (each a “Non-Preapproved Assignment”) then Tenant shall, not less than sixty (60) days prior to the date on which it desires to make a Non-Preapproved Assignment, submit to Landlord and Lender information regarding the following with respect to the Non-Preapproved Assignee (collectively, the “Review Criteria”):  (A) credit, (B) capital structure, (C) management, (D) operating history, (E) proposed use of the Leased Premises, including whether such proposed use would violate any Easement Agreement and (F) risk factors associated with the proposed use of the Leased

Premises by the Non-Preapproved Assignee, taking into account factors such as environmental concerns, product liability and the like.  Landlord and Lender shall review such information and shall approve or disapprove the Non-Preapproved Assignee no later than the thirtieth (30th) day following receipt of all such information, and Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their review of the Review Criteria applying prudent business judgment.In addition to the foregoing, Landlord shall not unreasonably withhold, condition, or delay its consent to any assignment (including through merger or consolidation)  of this Lease to any Investment Grade Assignee (as such term is defined below).

(c)                                  (i) Tenant shall have the right, upon not less than thirty (30) days prior written notice to Landlord but without any consent or approval of Landlord, to enter into one or more subleases for up to ten percent (10%), in the aggregate, of the rentable square footage of any Related Premises, so long as any such subleased premises is integrated into Tenant’s retail operations; such as a sales counter located on the retail floor of the Leased Premises (each, a “Preapproved Sublet”).  In addition, the following subleases are deemed Preapproved Sublets: (x) the Approved Subleases, (y) subject to the notice requirements set forth above in this paragraph (c), any future sublease to a Subsidiary of BONT, and (z) the Existing Subleases; but however, conditioned upon (1) such existing sublessees and/or licensees acknowledging that any such existing sublease and/or license is subordinate to this Lease and (2) to the extent that any Existing Sublease also satisfies the express definition of a Preapproved Sublet (as opposed to being deemed a Preapproved Sublet), the square footage allocated to such existing sublease and/or license being subject to the 10% cap described above.  Other than pursuant to Preapproved Sublets, at no time during the Term shall subleases exist without the prior written consent of Landlord, which consent shall be granted or withheld based on a review of the Review Criteria as they relate to the proposed sublessee and the terms of the proposed sublease.  Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their reasonable review of the Review Criteria.

(ii)                                  In addition to the Preapproved Sublets described above, but still subject to Paragraph 21(d) below, Tenant shall have the right, with respect to not more than two (2) Related Premises and upon not less than thirty (30) days prior written notice to Landlord but without any consent or approval of Landlord or Lender, to enter into an Acceptable Sublease with an Acceptable Subtenant.  For purposes of this Paragraph 21(c)(ii), the following definitions shall apply:

(a)                                 “Acceptable Sublease” shall mean a sublease of any entire Related Premises by an Acceptable Subtenant at market rents and with other market terms and which sublease would not violate or cause the violation of the terms of any applicable Easement Agreement, including any operating covenants therein.

(b)                                 “Acceptable Subtenant” shall mean a tenant which operates at least ten (10) retail operations in the United States (exclusive of the Related Premises) consisting of at least 1,000,000 square feet in the aggregate.

(d)                                 If Tenant assigns all its rights and interest under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, actual or contingent, including obligations of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment.  Each sublease of any of the Leased Premises shall (A)  be expressly subject and subordinate to this Lease and any Mortgage encumbering the Leased Premises; (B) not extend beyond the then current Term minus one day (unless the Term is extended, in which event such sublease may be extended); (C) terminate upon any termination of this Lease, unless Landlord elects in writing, to cause the sublessee to attorn to and recognize Landlord as the lessor under such sublease, whereupon such sublease shall continue as a direct lease between the sublessee and Landlord upon all the terms and conditions of such sublease; and (D) bind the sublessee to all covenants contained in Paragraph 4(a), 10 and 12 with respect to subleased premises to the same extent as if the sublessee were the Tenant.  In addition, any sublease or assignment under this Lease Agreement, and the use of the Leased Premises by any such sublessee or assignee thereunder, shall not violate any Easement Agreement, including but not limited to causing any operating covenant therein to be violated.  Notwithstanding anything to the contrary set forth in this Paragraph 21, Tenant may assign this Lease to a Preapproved Assignee (as such term is defined below) so long as the proposed use by such assignee does not violate any of the Easement Agreements. Upon any assignment (i) to a Person that immediately following such assignment has a publicly traded unsecured senior debt rating of “A” or better from Moody’s Investors Services, Inc. or a rating of “A” or better from Standard & Poor’s Corporation, and in the event all of such rating agencies cease to furnish such ratings, then a comparable rating by any rating agency (“Replacement Agency”) reasonably acceptable to Landlord and Lender, (a “Preapproved Assignee”) or (ii) any assignment to a Person that is not a Preapproved Assignee (such Person being a “Non-Preapproved Assignee”) that is consented to by Landlord and Lender and that, immediately following such assignment has a publicly traded unsecured senior debt rating of “Baa” or better from Moody’s Investors Services, Inc. or a rating “BBB” from Standard & Poor’s Corporation, or a Replacement Agency (such Person, an “Investment Grade Assignee”), Tenant shall be released from all of its obligations hereunder which arise after the date of such assignment, except for Surviving Obligations.  No other assignment and no sublease shall affect or reduce any of the obligations of Tenant hereunder or of the Guarantor under the Guaranty, and all such obligations of Tenant and Guarantor shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made.  No assignment or sublease shall impose any additional obligations on Landlord under this Lease.

(e)                                  Notwithstanding any provision in this Paragraph 21 or elsewhere in this Lease to the contrary, including any right or option Tenant may have to assign this Lease or sublease all or any portion of the Leased Premises without Landlord’s consent, Tenant shall, upon the request of Landlord, provide and cause such assignee or sublessee to provide, such information (including, without limitation, any certification) as to any proposed assignee or sublessee and its principals as may be required for Landlord and Tenant to comply with regulations administered by the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury, codified at 31 C.F.R. Part 500 (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action regarding persons or entities with whom U.S. persons or entities are restricted from doing business (including persons or entities who have violated the U.S. Foreign Corrupt Practices Act 15 U.S.C. §§78dd-1, 78dd-2 and 78dd-3).

(f)                                   Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease, deliver a duplicate original copy thereof to Landlord which, in the event of an assignment, shall be in recordable form.  With respect to any assignment to any Preapproved Assignee or any Preapproved Sublet, at least thirty (30) days prior to the effective date of such assignment or sublease, Tenant shall provide to Landlord information reasonably required by Landlord to establish that the Person involved in any such proposed assignment or sublet satisfies (or will, as of the effective date of such assignment or subletting, satisfy) the criteria set forth in this Lease for a Preapproved Assignment or Preapproved Sublet.

(g)                                  As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereafter entered into for any or all of the Leased Premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom.  Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises; provided, however, that if an Event of Default shall exist, Landlord shall have the absolute right, upon notice to Tenant and any subtenants, to revoke said license and to collect such rents and sums of money and to retain the same.  Any amounts collected shall be applied to Rent payments next due and owing to Landlord.  Tenant shall not consent to, cause or allow any modification or alteration of, any of the monetary or material non-monetary terms, conditions or covenants of any of the subleases or the termination thereof (except in the event of a default by the subtenant thereunder), without the prior written approval of Landlord, which approval shall not be unreasonably withheld, nor shall Tenant accept any rents more than thirty (30) days in advance of the accrual thereof.

(h)                                 Tenant shall not have the power to mortgage, pledge or otherwise encumber its interest under this Lease or any sublease of the Leased Premises, and any such mortgage, pledge or encumbrance made in violation of this Paragraph 21 shall be void and of no force and effect.

(i)                                     Subject to the provisions of Paragraph 36 hereof (Tenant’s right of first offer), Landlord may sell or transfer all of the Leased Premises at any time without Tenant’s consent to any third party (each a “Third Party Purchaser”) other than to a Tenant Competitor.  In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer.  At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder. For purposes of this Paragraph 21(i), a “Tenant Competitor” shall mean any Person whose business includes the operation of one or more traditional retail department stores (or stores with departments similar to Tenant) in a state in which BONT or any Subsidiary of BONT operates a retail department store.  Notwithstanding anything to the contrary set forth in this paragraph (i), Tenant’s consent shall not be required (x) if an Event of Default shall be continuing under this Lease or (y) in connection with (A) any sale of the Leased Premises pursuant to a private power of sale under or judicial foreclosure of any Mortgage or other security instrument or device to which Landlord’s interest in the Leased Premises is now or hereafter subject, (B) any transfer of Landlord’s interest in the Leased Premises to a Lender, beneficiary under deed of trust or other hold of a security interest therein or their designees by deed in lieu of foreclosure, or (C) any transfer that occurs after any occurrence described in (A) or (B) of the foregoing.

(j)                                    [Intentionally Omitted].

(k)                                 Tenant shall not in a single transaction of series of related transactions, sell or convey, transfer, abandon or lease all or substantially all of its assets (an “Asset Transfer”) to any Person, and any such Asset Transfer shall be deemed an assignment in violation of this Lease.  Notwithstanding the foregoing, Tenant shall have the right in a single transaction or series of related transactions to sell or convey all or substantially all of its assets to a Person if the following conditions are met:

(i)                                     this Lease is assigned to such Person in compliance with the provisions of this Paragraph 21; and

(ii)                                  immediately after such transaction the purchaser, assignee or transferee is in compliance with the terms and covenants of this Lease.

22.                               Events of Default.

(a)                                 The occurrence of any one or more of the following (after expiration of any applicable cure period as provided in Paragraph 22(b)) shall, at the sole option of Landlord, constitute an “Event of Default” respecting the entire Leased Premises (wherever located) under this Lease:

(i)                                     a failure by Tenant to make any payment of Basic Rent, regardless of the reason for such failure;

(ii)                                  a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Paragraph 22(a);

(iii)                               any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect;

(iv)                              a default beyond any applicable cure period or at maturity by Tenant or Guarantor in any payment of principal or interest on any obligations for borrowed money having an original principal balance of $10,000,000 or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), (x) if, with respect to a payment default, such payment is a payment at maturity or a final payment, or (y) if, with respect to any other default, an effect of such default is to cause, or permit any Person to cause, such obligation to become due prior to its stated maturity;

(v)                                 a default by Tenant or Guarantor beyond any applicable cure period in the payment of rent under, or in the performance of any other material provision of, any other lease or leases that have, in the aggregate, rental obligations over the terms thereof of $5,000,000 or more; provided that the foregoing shall not be an Event of Default hereunder so long as Tenant or Guarantor, as applicable, is in good faith contesting any such default;

(vi)                              a final, non-appealable judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against Tenant or Guarantor and the same shall remain undischarged for a period of sixty (60) consecutive days;

(vii)                           Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for any of the Related Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

(viii)                        a court shall enter an order, judgment or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered;

(ix)                              any Related Premises shall have been substantially vacated or abandoned;

(x)                                 Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

(xi)                              the estate or interest of Tenant in any of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after it is made;

(xii)                           [intentionally omitted];

(xiii)                        a failure by Tenant to maintain in effect any license or permit necessary for the use or occupancy of any of the Related Premises or necessary for the operation of the Related Premises, to the extent that the failure to maintain any such operational permit shall have a material adverse effect;

(xiv)                       Tenant shall fail to deliver the estoppel described in Paragraph 25 within five (5) days of the giving of a second notice from Landlord requesting the same;

(xv)                          an Event of Default (as defined in the Guaranty) beyond any applicable cure period shall occur under the Guaranty;

(xvi)                       Tenant shall enter into an Asset Transfer in violation of Paragraph 21(k);

(xvii)                    Tenant’s failure to timely comply with any of Tenant’s Post Closing Obligations.

(b)                                 No notice or cure period shall be required in any one or more of the following events: (A) the occurrence of an Event of Default under (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii), (xiv), (xv), and (xvi) of Paragraph 22(a); or (B) the default consists of a failure to provide any insurance required by Paragraph 16 or an assignment or sublease entered into in violation of Paragraph 21.  If the default consists of the failure to pay Basic Rent under clause (i) of Paragraph 22(a), the applicable cure period shall be three (3) days from the date on which notice is given, but Landlord shall not be obligated to give notice of, or allow any cure period for, any such default more than one (1) time within any Lease Year.  If the default consists of a default under clause (ii) of Paragraph 22(a), other than the events specified in clause (B) of the first sentence of this Paragraph 22(b), or a default under clause (xvii) of Paragraph 22(a), the applicable cure period shall be twenty (20) days from the date on which notice is given or, if the default cannot be cured within such twenty (20) day period and delay in the exercise of a remedy would not (in Landlord’s reasonable judgment) cause any material adverse harm to Landlord or any of the Leased Premises, the cure period shall be extended for the period required to cure the default (but such cure period, including any extension, shall not in the aggregate exceed sixty (60) days), provided that Tenant shall commence to cure the default within the said twenty-day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured.

23.                               Remedies and Damages Upon Default.

(a)                                 If an Event of Default shall have occurred and be continuing beyond the expiration of any applicable notice and/or cure period, then Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise its remedies and to collect damages from Tenant in accordance with this Paragraph 23 without further demand upon or notice to Tenant, except as otherwise expressly provided below in this Paragraph 23 and, subject in all events, to any conditions and limitations (including any additional notice requirements) of applicable Law.

(i)                                     Landlord may terminate this Lease by giving Tenant written notice thereof; such termination to be effective as of the date specified in such notice unless a longer notice period is prescribed by applicable Law (in which event, such longer period shall deemed set forth in such notice and shall control).  Upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate and Tenant shall immediately surrender and deliver possession of the Leased Premises to Landlord in accordance with and in the condition required by Paragraph 26 hereof .  If Tenant does not so surrender and deliver possession of all of the Leased Premises, Landlord may re-enter and repossess any of the Leased Premises not surrendered, with or without legal process, by peaceably entering any of the Leased Premises and changing locks or by summary proceedings, ejectment or any other lawful means or procedure.

(ii)                                  Landlord may terminate Tenant’s right of possession (but not this Lease) and may repossess the Leased Premises by any available legal process without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant and without terminating this Lease.

(iii)                               Upon or at any time after taking possession of any of the Leased Premises pursuant to Paragraph 23(a)(i) or 23(a)(ii), Landlord may, by peaceable means or legal process, remove any Persons or property therefrom.  Landlord shall be under no liability for or by reason of any such entry, repossession or removal.  Notwithstanding such entry or repossession, Landlord may collect the damages set forth in Paragraph 23(b)(i) or 23(b)(ii).

(iv)                              After repossession of any of the Leased Premises pursuant to clause (i) or (ii) above, Landlord shall have the right to relet any of the Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine, and collect and receive any rents payable by reason of such reletting.  Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion.  Notwithstanding any such reletting, Landlord may collect the damages set forth in Paragraph 23(b)(ii).

(v)                                 [Intentionally Omitted].

(vi)                              Landlord may declare by notice to Tenant the entire Basic Rent (in the amount of Basic Rent then in effect) for the remainder of the then current Term to be immediately due and payable.  Tenant shall immediately pay to Landlord all such Basic Rent discounted to its Present Value, all accrued Rent then due to Landlord and unpaid, all other Monetary Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord).  Upon receipt by Landlord of all such accelerated Basic Rent and Monetary Obligations, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all Monetary Obligations that subsequently become due, except that (A) no Basic Rent which has been prepaid hereunder shall be due thereafter during the said Term, and (B) Tenant shall have no option to extend or renew the Term.

(b)                                 The following constitute damages to which Landlord shall be entitled if Landlord exercises its remedies under Paragraph 23(a), but not subparagraph (vi) thereof:

(i)                                     If Landlord exercises its remedy under Paragraphs 23(a)(i) or (ii) but not its remedy under Paragraph 23(a)(iv) (or attempts to exercise such remedy and is unsuccessful in reletting the Leased Premises) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant’s default and in lieu of all current damages (including damages under subparagraph 23(b)(ii) below) beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the Present Value of the excess, if any, of (A) all Basic Rent from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the then fair market rental value of the Leased Premises for the same period.  Tenant shall also pay to Landlord all of Landlord’s Costs in connection with the repossession of the Leased Premises and any attempted reletting thereof, including all brokerage commissions, legal expenses, reasonable attorneys’ fees, employees’ expenses, costs of Alterations and expenses and preparation for reletting.

(ii)                                  If Landlord exercises its remedy or remedies under Paragraphs 23(a)(i), (ii), (iii) or (iv), then Tenant shall, until the end of what would have been the Term in the absence of the termination of the Lease, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages, on the due dates therefor,  all Monetary Obligations which would be payable under this Lease by Tenant in the absence of such termination less the net proceeds, if any, of any reletting pursuant to Paragraph 23(a)(iv), after deducting from such proceeds all of Landlord’s Costs (including the items listed in the last sentence of Paragraph 23(b)(i) hereof) incurred in connection with such repossessing and reletting; provided, that if Landlord has not relet the Leased Premises, such Costs of Landlord shall be considered to be Monetary Obligations payable by Tenant.  Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages.  Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

(iii)                               Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages.  Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

(c)                                  Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity.  If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

(d)                                 Landlord shall not be required to mitigate any of its damages hereunder unless required to by applicable Law.  If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

(e)                                  No termination of this Lease, repossession or reletting of any of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

(f)                                   LANDLORD AND TENANT EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY.

(g)                                  Upon the occurrence of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose

(h)                                 No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof.  A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

(i)                                     Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

(j)                                    Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy.  Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time.  No remedy shall be exhausted by any exercise thereof.

24.                               Notices

All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person or by Federal Express or other reliable 24-hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated on page one of this Lease or when delivery is refused.  Notices sent to Landlord shall be to the attention of Director, Asset Management, and notices sent to Tenant shall be to the attention of General Counsel.  A copy of any notice given by Tenant to Landlord shall simultaneously be given by Tenant to W.P. Carey Inc., 50 Rockefeller Plaza, 2nd Floor, New York, New York, 10020, Attention: Legal Transaction Department .  A copy of any notice given by Landlord to Tenant shall simultaneously be given by Landlord to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064, Attention: Harris B. Freidus.  Notices sent to Lender under the initial Loan shall be addressed to UBS Real Estate Securities Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention:   Transaction Management - Henry Chung, Esq., with a copy to:Kaye Scholer LLP 250 West 55th Street, New York. NY 10019-9710, Attention:  Stephen Gliatta, Esq.  For the purposes of this Paragraph, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen (15) days’ notice of the new address to the other party, in the manner provided above.  If Lender’s notice information shall at any time change from such information herein set forth, Tenant’s obligation to deliver any notice to Lender as required hereunder shall be conditioned upon Lender providing to Tenant an updated address in the manner provided above.  Rent payment instructions shall be provided from time to time as described in Paragraph 6 of this Lease.

25.                               Estoppel Certificate.

At any time upon not less than fifteen (15) days’ prior written request by either Landlord or Tenant (the “Requesting Party”) to the other party (the “Responding Party”), the Responding Party shall deliver to the Requesting Party a statement in writing, executed by an authorized officer of the Responding Party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, (b) the date to which Basic Rent has been paid, (c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by either Landlord or Tenant exists hereunder, (d) such other matters as the Requesting Party may reasonably request, and (e) if Tenant is the Responding Party that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened in writing, against Tenant before or by a court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant.  Any such statements by the Responding Party may be relied upon by the Requesting Party, any Person whom the Requesting Party notifies the Responding Party in its request for the Certificate is an intended recipient or beneficiary of the Certificate, any Lender or their assignees and by any prospective purchaser or mortgagee of any of the Leased Premises.  Any certificate required under this Paragraph 25 and delivered by Tenant shall state that, in the opinion of each person signing the same, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to the subject matter of such certificate, and shall briefly state the nature of such examination or investigation.

26.                               Surrender.

Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in the same condition in which the Leased Premises was at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, ordinary wear and tear excepted.  Upon such surrender, Tenant shall (a) remove from the Leased Premises all property which is owned by Tenant or third parties other than Landlord and (b) repair any damage caused by such removal.  Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises.  The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises, if applicable, caused by such removal shall be paid by Tenant to Landlord upon demand.  Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

27.                               No Merger of Title.

There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

28.                               Books and Records.

(a)                                 Tenant shall keep adequate records and books of account with respect to the finances and business of Tenant generally and separately with respect to each of the Related Premises, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable notice to Tenant, to examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord.  Upon the request of Lender or Landlord (either telephonically or in writing), Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.

(b)                                 For so long as Tenant is a wholly-owned subsidiary of BONT, Tenant shall deliver to Landlord and to Lender within ninety (90) days of the close of each fiscal year of BONT, annual audited financial statements of the Tenant Group certified by a nationally recognized firm of independent certified public accountants.  If, at any time during the Term Tenant is not a wholly-owned subsidiary of BONT, Tenant shall deliver to Landlord and Lender within ninety (90) days of the close of each fiscal year of Tenant annual audited financial statements of Tenant certified by a nationally recognized firm of independent certified public accountants.  Tenant shall also furnish to Landlord (i) for so long as Tenant is a wholly-owned subsidiary of BONT within forty-five (45) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of the Tenant Group, certified by BONT’s chief financial officer, and all filings of BONT, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission (the “SEC”) pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law and (ii) within ten (10) days following receipt of Landlord’s request any other information regarding Tenant, Guarantor, or Tenant’s Group which Landlord (or any direct or indirect parent of Landlord is required to provide to the SEC or any other regulatory agency.  In addition, Tenant shall furnish to Landlord (x) within ninety (90) days of the close of each fiscal year of Tenant, annual unaudited store- level income statements of each of the Related Premises, along with a schedule of capital improvements performed at each Related Premises during each such fiscal year, (y) within ninety (90) days of the close of each fiscal year of Tenant (but only to the extent in the possession of Tenant), mall-wide sales statistics for each so-called “mall” or other shopping center for which each Related Premises is considered a part (whether or not the sales statistics of each Related Premises is included within such mall-wide statistics), and (z) within ninety (90) days of each fiscal year of Tenant, “store scorecards” substantially in the form attached hereto as Schedule 28(b) for each Related Premises.  All financial statements of the Tenant Group shall be prepared in accordance with generally accepted accounting principles, consistently applied.  All annual audited financial statements shall be accompanied (i) by an opinion of said accounting firm which (A) contains no qualifications as to the scope of the audit and (B) states that the audit was performed in accordance with the standards set by the Public Company Accounting Oversight Board (United States) and (ii) by the affidavit of the president or a vice president of Tenant, Guarantor, or Tenant Group, as applicable, dated within five (5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.  Notwithstanding any of the foregoing to the contrary, so long as BONT is a public company and the consolidated quarterly and annual financials and other required filings of Tenant Group (which must include Tenant as a part of the Tenant Group)  which Tenant would be otherwise required to cause to be delivered hereinabove are available to Landlord via EDGAR or other online service at no material cost to Landlord, then Landlord agrees that it shall obtain such quarterly and annual financials through such service and neither Tenant nor Guarantor shall be required to make the physical deliveries required hereinabove.  In the event that Landlord (or any direct or indirect parent company) is required to disclose Tenant’s or Guarantor’s financial statements, as the case may be (in whole or in summary form), in order to comply with its public filing and disclosure requirements under the rules or regulations promulgated by the Securities & Exchange Commission (“SEC”), then Tenant or Guarantor, as the case may be, shall cause the certified public accountants that audited its financial statements to provide Landlord with written consent to allow such auditor’s report to be disclosed and/or incorporated by reference into Landlord’s or its ultimate parent company’s SEC filings.

29.                               Determination of Value.

(a)                                 Whenever a determination of Fair Market Value is required pursuant to any provision of this Lease, such Fair Market Value shall be determined in accordance with the following procedure:

(i)                                     Landlord and Tenant shall endeavor to agree upon such Fair Market Value within thirty (30) days after the date (the “Applicable Initial Date”) on which (A) Tenant provides Landlord with notice of its intention to terminate this Lease and purchase the Affected Premises pursuant to Paragraph 18, or (B) Landlord provides Tenant with notice of its intention to redetermine Fair Market Value pursuant to Paragraph 20(c).  Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Value.

(ii)                                  If the parties shall not have signed such agreement within thirty (30) days after the Applicable Initial Date, Tenant shall within fifty (50) days after the Applicable Initial Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser.  Within twenty (20) days following Landlord’s receipt of Tenant’s notice of the appraiser selected by Tenant, Landlord shall select an appraiser and notify Tenant of the name, address and qualifications of such appraiser.  Such two appraisers shall endeavor to agree upon Fair Market Value based on a written appraisal made by each of them as of the Relevant Date.  If such two appraisers shall agree upon a Fair Market Value, the amount of such Fair Market Value as so agreed shall be binding and conclusive upon Landlord and Tenant.

(iii)                               If such two appraisers shall be unable to agree upon a Fair Market Value within twenty (20) days after the selection of an appraiser by Landlord, then such appraisers shall advise Landlord and Tenant of their respective determination of Fair Market Value and shall select a third appraiser to make the determination of Fair Market Value.  The selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

(iv)                              If such two appraisers shall be unable to agree upon the designation of a third appraiser within ten (10) days after the expiration of the twenty (20) day period referred to in clause (iii) above, or if such third appraiser does not make a determination of Fair Market Value within thirty (30) days after his selection, then such third appraiser or a substituted third appraiser, as applicable, shall, at the request of either party hereto (with respect to the other party), be appointed by the President or Chairman of the American Arbitration Association in New York, New York.  The determination of Fair Market Value made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment.

(v)                                 If a third appraiser is selected, Fair Market Value shall be the average of the determination of Fair Market Value made by the third appraiser and the determination of Fair Market Value made by the appraiser (selected pursuant to Paragraph 29(a)(ii) hereof) whose determination of Fair Market Value is nearest to that of the third appraiser.  Such average shall be binding and conclusive upon Landlord and Tenant.

(vi)                              All appraisers selected or appointed pursuant to this Paragraph 29(a) shall (A) be independent qualified MAI appraisers, (B) have no right, power or authority to alter or modify the provisions of this Lease, (C) utilize the definition of Fair Market Value set forth above, and (D) be registered in the State where the applicable Related Premises is located if such State provides for or requires such registration.

(vii)                           The Cost of the procedure described in this Paragraph 29(a) above shall be borne by Tenant.

(b)                                 If, by virtue of any delay, Fair Market Value is not determined by the expiration or termination of the then current Term, then the date on which the Term would otherwise expire or terminate shall be extended with respect to the Leased Premises or the Affected Premises, as applicable, to the date specified for termination in the particular provision of this Lease pursuant to which the determination of Fair Market Value is being made.

(c)                                  In determining Fair Market Value as defined in clause (b) of the definition of Fair Market Value, the appraisers shall add (i) the present value of the Rent for the remaining Term, assuming the Term has been extended for all extension periods provided herein (with assumed increases in the CPI to be determined by the appraisers) using a discount rate (which may be determined by an investment banker retained by each appraiser) based on the creditworthiness of Tenant and Guarantor and (ii) the present value of the Leased Premises or applicable Related Premises as of the end of such Term (having assumed the Term has been extended for all extension periods provided herein).  The appraisers shall further assume that no default then exists under the Lease, that Tenant has complied (and will comply) with all provisions of the Lease, and that no Event of Default exists under the Guaranty.

30.                               Non-Recourse as to Landlord.

Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be limited to actual damages and shall be enforced only against the Leased Premises and not against any other assets, properties or funds of (a) Landlord, (b) any director, member, officer, general partner, limited partner, employee or agent of Landlord, or any general partners or shareholders of Landlord (or any legal representative, heir, estate, successor or assign of any thereof), (c) any predecessor or successor partnership or corporation (or other entity) of Landlord, or any of its general partners, either directly or through Landlord or its general partners or any predecessor or successor partnership or corporation or their shareholders, officers, directors, employees or agents (or other entity), or (d) any other Affiliate of Landlord (including Carey Property Advisors, Carey Asset Management Corp., W. P. Carey Inc., Carey Management Securities, Inc. and any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof).

31.                               Financing.

If Landlord desires to obtain or refinance any Loan, Tenant shall negotiate in good faith with Landlord concerning any request made by any Lender or proposed Lender for changes or modifications in this Lease.  In particular, Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to consent to such financing if such consent is requested by such Lender.  Tenant shall provide any other consent or statement and shall execute any and all other documents that such Lender reasonably requires in connection with such financing (other than an environmental indemnity agreement) and including a subordination, non-disturbance and attornment agreement, so long as the same do not materially adversely affect any right, benefit or privilege of Tenant under this Lease or materially increase Tenant’s obligations under this Lease.  Such subordination, nondisturbance and attornment agreement may require Tenant to confirm that (i) Lender and its assigns will not be liable for any misrepresentation, act or omission of Landlord and (ii) Lender and its assigns will not be subject to any counterclaim, demand or offsets which Tenant may have against Landlord.

32.                               Subordination, Non-Disturbance and Attornment.

This Lease and Tenant’s interest hereunder shall be subordinate to any Mortgage or other security instrument hereafter placed upon the Leased Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that any such Mortgage or other security instrument (or a separate instrument in recordable form duly executed by the holder of any such Mortgage or other security instrument and delivered to Tenant) shall provide for the recognition of this Lease and all Tenant’s rights hereunder unless and until an Event of Default exists or Landlord shall have the right to terminate this Lease pursuant to any applicable provision hereof.

33.                               Tax Treatment; Reporting.

Landlord and Tenant each acknowledge that each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a lease for Federal income tax purposes.  For Federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Equipment and Tenant as the lessee of such Leased Premises and Equipment including: (i) treating Landlord as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the “Code”) with respect to the Leased Premises and Equipment, (ii) Tenant reporting its Basic Rent payments as rent expense under Section 162 of the Code, and (iii) Landlord reporting the Basic Rent payments as rental income.  For the avoidance of doubt, nothing in this Lease shall be deemed to constitute a guaranty, warranty or representation by either Landlord or Tenant as to the actual treatment of this transaction for state law purposes and for federal law purposes.

34.                               Miscellaneous.

(a)                                 The Paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

(b)                                 As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) “including” shall mean “including without limitation”; (ii) “provisions” shall mean “provisions, terms, agreements, covenants and/or conditions”; (iii) “lien” shall mean “lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust”; (iv) “obligation” shall mean “obligation, duty, agreement, liability, covenant and/or condition”; (v) “any of the Leased Premises” shall mean “the Leased Premises or any part thereof or interest therein”; (vi) “any of the Land” shall mean “the Land or any part thereof or interest therein”; (vii) “any of the Improvements” shall mean “the Improvements or any part thereof or interest therein”; and (viii) “any of the Equipment” shall mean “the Equipment or any part thereof or interest therein”; provided that, in furtherance of Paragraphs 3(e) and 3(f) hereof, the singular term “Lease” shall not be deemed to include or interpreted as including the plural “Leases”.

(c)                                  Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord.  Each appointment of Landlord as attorney in fact for Tenant hereunder is irrevocable and coupled with an interest.  Except as otherwise specifically provided herein, Landlord shall have the right, at its sole option, to withhold or delay its consent whenever such consent is required under Paragraph 21 of this Lease for any reason or no reason.  In all other cases, Landlord shall not unreasonably withhold or delay its consent.  Time is of the essence with respect to the performance by Tenant of its obligations under this Lease.

(d)                                 Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

(e)                                  This Lease and any documents which may be executed by Tenant on or about the effective date hereof at Landlord’s request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein.  Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease.

Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

(f)                                   This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

(g)                                  The covenants of this Lease shall run with the land and bind Tenant, its successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns.  If there is more than one Tenant, the obligations of each shall be joint and several.

(h)                                 Notwithstanding any provision in this Lease to the contrary, all Surviving Obligations of Tenant shall survive the expiration or termination of this Lease with respect to any Related Premises.

(i)                                     If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(j)                                    If Landlord or its direct or indirect parent shall desire to mention Tenant or any entity in the Tenant Group in its marketing materials or use Tenant’s and/or Tenant’s Group’s logo in its marketing materials, Landlord shall provide to Tenant a copy of the proposed marketing materials at least fifteen (15) days prior to the publication or dissemination thereof, and Tenant shall have the right to prohibit Landlord or its parent from publishing or disseminating such materials if, in the reasonable opinion of Tenant, such materials are derogatory or adverse to Tenant or the Tenant Group or do not correctly describe the transactions contemplated by this Lease.

(k)                                 All exhibits attached hereto are incorporated herein as if fully set forth.

(l)                                     Tenant is not, nor will Tenant become a Person with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.  In the event that any officer, director, employee or any Person acting on Tenant’s behalf violates the U.S. Foreign Corrupt Practices Act 15 U.S.C. §§78dd-1, 78dd-2 and 78dd-3, or the U.K. Bribery Act 2010 (c.23) (both, as amended from time to time) or any other similar Law or Legal Requirement, Tenant shall promptly take such actions as may be reasonably necessary to disassociate Tenant from such officer, director, employee or other Person, including terminating the employment of any such Person.

(m)                             Each of Landlord and Tenant hereby agree that the State of Wisconsin has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limiting the generality of the foregoing, matters of construction, validity and performance) this Lease and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Wisconsin applicable to contracts made and performed therein and all applicable law of the United States of America; except that, at all times, the provisions for the creation of the leasehold estate, enforcement of Landlord’s rights and remedies with respect to right of re-entry and repossession, surrender, delivery, ejectment, dispossession, eviction or other in-rem proceeding or action regarding any Related Premises pursuant to Paragraph 23 hereof shall be governed by and construed according to the Laws of the State in which the applicable Related Premises is located, it being understood that, to the fullest extent permitted by law of such State, the law of the State of Wisconsin shall govern the validity and the enforceability of the Lease, and the obligations arising hereunder.  To the fullest extent permitted by law, Tenant hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Lease.  Any legal suit, action or proceeding against Tenant arising out of or relating to this Lease may be instituted in any federal or state court sitting in the County of Milwaukee, State of Wisconsin, and Tenant waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in such County and State, and Tenant hereby expressly and irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.  Notwithstanding the foregoing, nothing herein shall prevent or prohibit Landlord from instituting any suit, action or proceeding in any other proper venue or jurisdiction in which Tenant is located or where service of process can be effectuated.

(n)                                 This Lease may be executed in a number of counterparts and by different parties hereto in separate counterparts each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

35.                               State Specific Provisions.

Notwithstanding anything to the contrary contained in this Lease, the following provisions shall be applicable solely to the extent the Laws of the jurisdiction in which a corresponding Related Premises is located are determined to be applicable to this Lease, and Tenant hereby expressly acknowledges and agrees to the application of same; provided that, (i) nothing herein is intended or shall be deemed to supersede or diminish the provisions of Paragraph 34(m) hereof with the respect to the parties choice of law governing this Lease, and (ii) nothing herein is intended to or shall be construed as superseding or diminishing any express waiver by Tenant contained in this Lease, each of which shall be enforced to the fullest extent permitted by the Laws of the applicable jurisdiction:

(a)                                 Illinois Provisions:

(i)                                     Without limiting the generality of the provisions in Paragraph 23, Landlord shall have all remedies and rights set forth tin 735 ILCS 5/9-101 et seq., including without limitation, the rights under Section 735 ILCS 5/9-301 et seq. To the fullest extent permitted by Law, (i) Tenant waives all rights under Section 735 ILCS 5/9-213.1, 735 ILCS 5/9-310,  and  735 ILCS 5/9-311. Tenant acknowledges that any notice delivered pursuant to Paragraph 22 shall be in lieu of and not in addition to any notice required pursuant to 735 ILCS 5/9-101.

(ii)                                  As required under Section 24(e) of that certain Operating Agreement dated as of December 7, 1977, by and between STAR-WEST LOUIS JOLIET, LLC, as successor in interest to HOMART DEVELOPMENT CO., a Delaware corporation BONSTORES REALTY ONE, LLC, a Delaware limited liability company, as successor-in-interest to P.A. BERGNER & CO., OF ILLINOIS, an Illinois corporation, SEARS, ROEBUCK AND CO., a New York corporation, MARSHALL FIELD & COMPANY, a Delaware corporation, and J. C. PENNEY PROPERTIES, INC., a Delaware corporation, with respect to the Joliet, IL Premises,  Landlord hereby agrees as follows:  if and when title to the Joliet, IL Premises becomes vested in Landlord as a result of a default under this Lease by Tenant then Landlord shall become liable for the performance of any such term, covenant or condition thereafter to be performed by Tenant thereunder and Landlord shall remain so liable so long as such title is vested in Landlord.

(b)                                 North Dakota Provisions:

(i)                                     Landlord and Tenant acknowledge and agree that the provisions in Paragraph 3 hereof constitute (i) the statement required by North Dakota Century Code §47-16-07.2, and (ii) prima facie proof of the condition of the Fargo, ND Premises as of the Commencement Date.

(ii)                                  Tenant acknowledges and agrees that if Tenant elects not to give a Casualty/Condemnation Termination Notice pursuant to Paragraph 18(a), Tenant shall have no right and hereby waives all rights which it may have to terminate this Lease pursuant to North Dakota Century Code §§47-16-14(4) and 47-16-17(2).

(iii)                               Except as provided in Paragraph 18(a), Tenant shall have no right and hereby waives all rights which it may have pursuant to North Dakota Century Code §§47-16-13 and 47-16-17(1).

(c)                                  Wisconsin Provisions:

(i)                                     Paragraph 26 hereof is hereby modified by the insertion of the following with respect to the Ashwaubenon, WI Premises, Brookfield, WI Premises, Greendale, WI Premises, and the Wauwatosa, WI Premises: Landlord hereby notifies Tenant, pursuant to Wisconsin Statutes Section 704.05(5)(bf) that Landlord does not intend to store personal property left behind when Tenant removes from, or is evicted from, the Premises for any reason.

(ii)                                  As of the date hereof, Landlord (pursuant to that certain Assignment and Assumption of Lease entered into by and between Bonstores Realty One, LLC, a Delaware limited liability company, as assignor, and Landlord, as assignee) and Tenant (pursuant to that certain Assignment and Assumption of Lease entered into by and between The Bon-Ton Department Stores, Inc., as assignor, and Tenant, as assignee) became parties to that certain Amended and Restated Master Lease Agreement for the Brookfield, WI Premises (the “A&R Brookfield Lease”) dated as of the date hereof.  Landlord and Tenant hereby agree that upon execution of this Lease, the A&R Brookfield Lease shall be deemed to be amended and restated in its entirety in accordance with the terms set forth in this Lease, except that, notwithstanding the foregoing, Section 34.15 of the A&R Brookfield Lease (Subordination),

shall survive and be deemed to be incorporated herein by reference for purposes of the Brookfield, WI Premises.

36.                               Right of First Offer.

(a)                                 If Landlord decides to offer the Leased Premises (or, subject to (e) below,  if all or a majority of the controlling direct or indirect equity interests of the Landlord are to be offered for sale (any of the foregoing interests being hereinafter referred to as “Equity Interests”)) to any third party, Landlord shall first offer by written notice (the “Offer”) to sell the Leased Premises (or the Equity Interests, as applicable) to Tenant for a specific purchase price (the “ROFO Purchase Price”) and, upon such terms and conditions as Landlord, in Landlord’s sole discretion, would otherwise intend to offer to sell the Leased Premises (or the Equity Interests, as applicable), prior to Landlord’s offering to sell the Leased Premises (or the Equity Interests, as applicable) to any such third party except that the terms and conditions of any such sale to Tenant shall be (i) consistent with the terms and provisions of this Paragraph 36 and (ii) the sale to Tenant shall be “AS IS”, “WHERE IS”, without representation or warranty by Landlord, other than representations as to ownership of equity interests, if applicable.  If Landlord shall make the Offer, then, whether or not Tenant has accepted the Offer, Landlord shall have the unilateral right, in Landlord’s sole discretion, to revoke the Offer if an Event of Default exists under this Lease on the date on which Landlord shall give, or would otherwise be required to give, Tenant the Offer.

(b)                                 Tenant shall have the right to accept the Offer only by giving Landlord written notice of such acceptance (the “ROFO Notice”) within thirty (30) days after delivery by Landlord to Tenant of the Offer.  Time shall be of the essence with respect to said thirty (30) day period and delivery of the ROFO Notice by Tenant.  If Tenant shall accept the Offer, Tenant shall execute any documentation reasonably required by Landlord to reflect Tenant’s acceptance of the Offer.  Notwithstanding anything to the contrary contained in this Lease, upon the delivery of the ROFO Notice by Tenant, no event or circumstances affecting the Leased Premises including, but not limited to, a Condemnation or Casualty, shall give Tenant any right or option of Tenant to cancel, surrender or otherwise terminate this Lease, and any other right or option of Tenant under the Lease to acquire the Leased Premises (or the Equity Interests, as applicable), shall automatically be deemed to have been waived by Tenant for all purposes under this Lease; provided that if the Offer, and corresponding ROFO Notice delivered by Tenant, include a right by Tenant to cancel the ROFO Notice in the event of a Condemnation, Casualty, or otherwise, and thereafter, a Condemnation, Casualty, or other event identified in the ROFO Notice giving rise to a right to terminate the ROFO Notice shall occur, and Tenant cancels the ROFO Notice in connection therewith, then this Lease shall remain in full force and effect and the provisions of the Lease with respect to such matters shall control.

(c)                                  If Tenant does not accept, or fails to accept, the Offer in accordance with the provisions herein, Landlord shall be under no further obligation with respect to such Offer pursuant to the terms contained herein and Tenant shall have forever waived and relinquished its right to such Offer, and Landlord shall at any and all times thereafter be entitled to market the Leased Premises (or the Equity Interests, as applicable) to others upon such terms and conditions as Landlord in its sole discretion may determine, except that if the price (“Third Party Price”) for which Landlord enters into a binding contract (“Third Party Contract”) to sell the Leased

Premises (or the Equity Interests, as applicable)  is less than ninety-five percent (95%) of the ROFO Purchase Price, Tenant shall have fifteen (15) days in which to accept the Third Party Price.  Tenant shall, within five (5) days after Landlord’s request therefor, deliver an instrument in form reasonably satisfactory to Landlord confirming the aforesaid waiver, but no such instrument shall be necessary to make the provisions hereof effective.  Notwithstanding the foregoing, if Landlord does not close on a sale to a third party within 180 days from the date that is the later of the date upon which Tenant would have been required to accept an Offer contained in a ROFO Notice delivered to Tenant or the date Tenant affirmatively waives its right to accept the Offer, then if Landlord later decides to sell the Leased Premises (or the Equity Interests, as applicable), Landlord shall be obligated to deliver an Offer to Tenant in accordance with the terms set forth in Paragraph (a) above and thereafter the remaining provisions set forth in Paragraph 36 shall apply.

(d)                                 If Tenant does not timely deliver the ROFO Notice and the Leased Premises are directly (or indirectly, pursuant to a sale of the Equity Interests) transferred to a third party , Tenant will attorn to such third party as Landlord so long as such third party and Landlord notify Tenant in writing of such transfer.  At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder.

(e)                                  Notwithstanding anything to the contrary contained herein, the provisions of this Paragraph 36 shall not apply to or prohibit (i) any mortgaging, subjection to deed of trust or other hypothecation of Landlord’s interest in the Leased Premises, (ii) any sale of the Leased Premises pursuant to a private power of sale under or judicial foreclosure of any Mortgage or other security instrument or device to which Landlord’s interest in the Leased Premises is now or hereafter subject (or the first transfer that occurs after any occurrence described in the foregoing), (iii) any transfer of Landlord’s interest in the Leased Premises to a Lender, beneficiary under deed of trust or other hold of a security interest therein or their designees by deed in lieu of foreclosure (or the first transfer that occurs after any occurrence described in the foregoing), (iv) any transfer of the Leased Premises to any governmental or quasi-governmental agency with power of condemnation, (v) any transfer of the Leased Premises or any interest therein or in Landlord to any affiliate of Corporate Property Associates 17 Incorporated (“CPA:17”) Corporate Property Associates 18 Incorporated (“CPA: 18”),  W.P. Carey  Inc., or to any entity for whom W.P. Carey Inc. or any of its affiliates or subsidiaries provides management or advisory services or investment advice, (vi) a transfer to any person or entity to whom any of the foregoing sells all or substantially all of its assets, (vii) any transfer among or between the foregoing; (viii) any transfer of the Leased Premises to any of the successors or assigns of any of the persons or entities referred to in the foregoing clauses; or (ix) sale of the direct or indirect interests in the Landlord entity in connection with a “portfolio”-type transaction, which includes the sale of the Landlord entity along with other entities and/or properties owned or controlled by any Landlord affiliate (provided that occurrence of any of the foregoing identified in this clause (ix) would not in any way act to invalidate or forfeit Tenant’s rights under this Paragraph 36 in the event that any successor-in-interest pursuant to the foregoing clause (ix) decides to at any time offer the Leased Premises to a third party).

(f)                                   If the Leased Premises (or the Equity Interests) are purchased by Tenant pursuant to this Paragraph 36, Landlord need not convey any better title thereto than that which was conveyed to Landlord, and Tenant shall accept such title, subject, however, to the Permitted Encumbrances and to all other liens, exceptions and restrictions on, against or relating to any of the Leased Premises and to all applicable Laws, but free of the lien of and security interest created by any Mortgage or assignment of leases and rents and liens, exceptions and restrictions on, against or relating to the Leased Premises which have been created by or resulted solely from acts of Landlord after the date of this Lease, unless the same are Permitted Encumbrances or customary utility easements benefiting the Leased Premises or were created with the consent of Tenant or as a result of a default by Tenant under this Lease.

(g)                                  Upon the date fixed for a purchase of the Leased Premises (or Equity Interests, as applicable) pursuant to this Paragraph 36 which shall be a date mutually acceptable to Landlord and Tenant which shall be no later than either sixty (60) days following acceptance of the Offer or the date specified in the Third Party Contract, if applicable, (the “Purchase Date”), Tenant shall pay to Landlord, or to any Person or entity to whom Landlord directs payment, the ROFO Purchase Price and all other sums payable by Tenant under the Offer, in Federal Funds, and Landlord shall deliver to Tenant or its designee (i) special warranty deeds or their equivalent which describe the Leased Premises being conveyed and conveys the title thereto as provided in Paragraph 36(f) above (or an assignment of membership interest, if applicable) and (ii) such other instruments as shall be necessary to transfer the Leased Premises (or the Equity Interests, if applicable)  to Tenant or its designee.  Upon the completion of such purchase by Tenant or its designee, this Lease and all obligations and liabilities of Tenant hereunder shall terminate, except any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or termination of this Lease or which survive such expiration or termination by their own terms.  Any prepaid Monetary Obligations paid to Landlord shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the ROFO Purchase Price due to Landlord; provided, that no apportionment of any Impositions shall be made upon any such purchase.

(h)                                 If the completion of the purchase by Tenant or its designee pursuant to this Paragraph 36 shall be delayed after the date scheduled for such purchase, Basic Rent and Additional Rent shall continue to be due and payable until completion of such purchase.

(i)                                     Notwithstanding anything to the contrary set forth herein, the provisions of Paragraph 22(i) shall continue to apply with respect to any sale to a Tenant Competitor.

37.                               Post-Closing Obligations.

(a)                                 Pursuant to that certain environmental audit report of the Wauwatosa, WI Premises dated March 16, 2015 performed by the Vertex Companies, Inc. (“Vertex”) and those certain property condition report s, also performed Vertex, and dated with respect to the Brookfield, WI Premises, the Ashwaubenon, WI Premises, the Greendale, WI Premises, and the Wauwatosa, WI Premises, April 29, 2015; with respect to the Fargo, ND Premises, April 28, 2015; and with respect to the Joliet, IL Premises, June 17, 2015, Tenant shall complete, remediate or obtain or caused to be completed, remediated or obtained, the Post-Closing Obligations identified on Exhibit “H”.  Bon-Ton shall complete the Post- Closing Obligations within 365 days of the date hereof, or such earlier date if completion is necessary to comply with Law, to avoid loss of insurance coverage, or to comply with any Easement Agreement.

(b)                                 On the date hereof, Tenant has deposited with Landlord the amount of $512,738.50, representing 125% of the cost to complete all Post-Closing Obligations (the “Post-Closing Escrow”) which shall be allocated to each of the Post-Closing Obligations in the amounts shown on Exhibit “H”, shall secure the obligation of Tenant to complete the Post-Closing Obligations, and shall be held and disbursed in accordance with this Paragraph (b) and Paragraph (d) below.  Landlord shall disburse the Post-Closing Escrow in up to three (3) installments, provided that, the balance of the Post-Closing Escrow shall at all times be equal to an amount not less than 125% of the total costs necessary to complete the remaining Post-Closing Obligations.  The applicable installment of the Post-Closing Escrow shall be released to Tenant within thirty (30) days following the date on which Landlord receives written and photographic evidence reasonably satisfactory to Landlord that each Post-Closing Obligation for which reimbursement is being sought, has been completed (which shall include written and photographic evidence and evidence of payment of all amounts owed).

(c)                                  If, at any time prior to the release of the Post-Closing Escrow, an Event of Default shall have occurred and be continuing, Landlord shall use the proceeds of the Post-Closing Escrow to the extent required to satisfy the Post-Closing Obligations, and be entitled, at its sole discretion, to apply any remaining balance in payment of any Rent or other charges which have not been made pursuant to this Lease and any other sums due to Landlord in connection with any default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default.  Tenant acknowledges and agrees that such proceeds shall not constitute assets or funds of Tenant or its estate, or be deemed to be held in trust for Tenant, but shall be, for all purposes, the property of Landlord (or Lender, to the extent assigned).  Tenant further acknowledges and agrees that Landlord’s application of the proceeds of the Post-Closing Escrow towards the payment of Basic Rent, Additional Rent or the reduction of any damages due Landlord in accordance with Paragraph 23 of this Lease, constitute a fair and reasonable use of such proceeds, and the application of such proceeds by Landlord towards the payment of Basic Rent, Additional Rent or any other sums due to Landlord under this Lease shall not constitute a cure by Tenant of the applicable default, provided that an Event of Default shall not exist if Tenant restores the Post-Closing Escrow to its full amount within three (3) days and in accordance with the requirements of this Paragraph 37, so that the applicable amount of the Post-Closing Escrow shall be again on deposit with Landlord.

(d)                                 Landlord shall have the right to designate Lender or any other holder of a Mortgage as the holder of the Post-Closing Escrow during the term of the applicable Loan who shall have all of the rights of Landlord under this Paragraph 37; notwithstanding such designation, Landlord shall remain obligated to provide the Post-Closing Escrow to Tenant in accordance with the terms set forth herein.  Tenant covenants and agrees to execute such agreements, consents and acknowledgments as may be requested by Landlord from time to time to change the holder of the Post-Closing Escrow as hereinabove provided.

(e)                                  Tenant shall provide all communications regarding the Post-Closing Obligations specified in Exhibit “H”, including Tenant’s proof of satisfactory completion of these obligations, to Landlord at the following address:

BT (MULTI) LLC

c/o W. P. Carey Inc.

50 Rockefeller Plaza, 2nd Floor

Attn: Nicolas Isham

E-mail: nisham@wpcarey.com.

(f)                                   In addition to the above, all Post-Closing Obligation specified in Section 2 of Exhibit “H” (i.e., the environmental obligations), including Tenant’s proof of satisfactory completion of these obligations, shall be addressed to:

Louis A. Naugle, Esquire

Reed Smith LLP

435 Sixth Avenue

Pittsburgh, PA  15219

Telephone:  412-288-8586

Fax:  412-288-3063

E-mail:  lnaugle@reedsmith.com

Tenant’s contact for Environmental Post-Closing Obligations is:

William J. O’Brien

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Phone:  (212) 373-3404

Fax:        (212) 492-0404

Email:    wobrien@paulweiss.com

(g)                                  If any sum remains in the Post-Closing Escrow after completion of all Post-Closing Obligations, such sum shall be released to Tenant.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

LANDLORD:

BT (MULTI) LLC, a Delaware limited liability company

CPA: 17 Limited Partnership, a Delaware limited partnership, its Sole Member

By: Corporate Property Associates 17 — Global Incorporated, a Maryland corporation, its General Partner

		By:	/s/ Gino Sabatini
		Name:	Gino Sabatini
		Title:	Managing Director

ATTEST:		TENANT:

MCRIL, LLC,
a Virginia limited liability company

By:	/s/ J. Gregory Yawman	By:	/s/ H. Todd Dissinger

Name: J. Gregory Yawman		Name: H. Todd Dissinger

Title: Vice President — General Counsel & Secretary		Title: Senior Vice President — Treasurer & Credit

[Corporate Seal]

EXHIBIT A

PREMISES

Ashwaubenon, WI Premises

Parcel I:

Lot One (1), Volume 44 Certified Survey Maps, page 140, Map No. 6612, said map being part of Private  Claim 21, West side of Fox River; part of Lot One (1), Volume 42 Certified Survey Maps, page 329, Map  No. 6415 and part of Lots A, B and C, Volume 2 Certified Survey Maps, page 185, Map No. 442, in the  Village of Ashwaubenon, Brown County, Wisconsin.

Parcel II:

A non-exclusive easement for the benefit of Parcel I as granted in an instrument entitled Reciprocal  Easement and Operating Agreement executed by and between Bay Park Associates, a Joint Venture, a  Wisconsin Corporation and Montgomery Ward Properties Corporation, a Delaware Corporation; Shopko  Stores, Inc., a Minnesota Corporation and Seventh Mont Corporation, a Delaware corporation and  Montgomery Ward & Co., Incorporated, an Illinois corporation, dated October 1, 1979 and recorded  October 30, 1979 in Jacket 3637 Records Image 42, as Document No. 929681; and as amended by an  Amended and Restated Reciprocal Easement and Operating Agreement in an instrument executed by and  between Bay Park Associates, a Joint Venture, a Wisconsin Corporation and Montgomery Ward Properties  Corporation, a Delaware Corporation; Shopko Stores, Inc., a Minnesota Corporation and Seventh Mont  Corporation, a Delaware corporation and Montgomery Ward & Co., Incorporated, an Illinois corporation  and The Kohl Corporation, a Wisconsin Corporation dated July 20, 1981 and recorded October 13, 1981  in Jacket 5054 Records Image 34, as Document No. 967921; and as amended by a First Amendment to  Amended and Restated Reciprocal Easement and Operating Agreement in an instrument executed by and between DeBartolo Capital Partnership, a Delaware general partnership; Shopko Stores, Inc., a Minnesota corporation; Seventh Mont Corporation, a Delaware corporation; Montgomery Ward & Co., Incorporated, an Illinois corporation; and Kohl’s Department Stores, Inc., a Delaware Corporation dated September 26, 1994 and recorded September 27, 1994 in Jacket 24079 Records Image 07, as Document No. 1426015; and as amended by a Second Amendment to Amended and Restated Reciprocal Easement and Operating Agreement in an instrument executed by and between Simon Capital Limited Partnership, a Delaware limited partnership, successor to DeBartolo Capital Partnership, a Delaware general partnership, successor to Bay Park, Inc., a Wisconsin corporation and Bay Park Associates, a Joint Venture; Shopko Stores, Inc., a Wisconsin corporation; Seventh Mont Corporation, a Delaware corporation; Montgomery Ward & Co., Incorporated, Illinois Corporation and Kohl’s Department Stores, Inc., a Delaware Corporation, dated October 2, 1998 and recorded January 18, 1999, as Document No. 1669972 and as further amended by a Third Amendment to Amended and Restated Reciprocal Easement and Operating Agreement in an instrument exploited by and between Simon Capital Limited Partnership, a Delaware limited partnership, Shopko Stores, Inc., a Wisconsin corporation; Parisian, Inc., an Alabama corporation and Kohl’s Department Stores, Inc., a Delaware corporation, dated April 2, 2002 and recorded October 14, 2002 as Document No. 1939053; as assigned by Simon Capital Limited Partnership to Parisian, Inc., by an Assignment and Assumption Agreement, dated October 18, 2002 and recorded December 12, 2002 as Document No. 1962236; said Third Amendment was further amended by a Third Amendment to Amended and Restated Reciprocal Easement and Operating Agreement in an instrument executed by and between Simon Capital Limited Partnership, a Delaware limited partnership; Shopko Stores, Inc., a Wisconsin corporation; Parisian, Inc., an Alabama corporation and Kohl Department Stores, Inc., a Delaware corporation, dated April 2, 2002 and recorded April 16, 2003, as Document No. 2002101.

Property Address:  2485 S. Oneida Street a/k/a, 101 Bay Park Square, Green Bay, WI

Brookfield WI Premises

Parcel 1:

Lot 1 of Certified Survey Map No. 10226 recorded in the office of the Register of Deeds for Waukesha County, Wisconsin, on June 26, 2006 in Volume 96 of Certified Survey Maps, Pages 242 through 245, inclusive, as Document No. 3398248, being a division of Lot 1 of Certified Survey Map No. 10225, being  part of the Southeast 1/4 and the Northeast 1/4 of Section 27, Town 7 North, Range 20 East, in the City  of Brookfield, Waukesha County, Wisconsin.

EXCEPTING THEREFROM those lands conveyed to the State of Wisconsin, Department of Transportation in Warranty Deed dated November 16, 2011 and recorded on January 9, 2012, as Document No. 3884586.

Parcel 2:

Together with the non-exclusive easements created in that certain Easement, Restriction and Operating  Agreement by and between Federated Department Stores, Inc., Sears Roebuck and Co. and Brookfield  Square, Inc. recorded on July 21, 1966, in Volume 1056 of Deeds, Page 5, as Document No. 666763; as  amended by Amendments recorded as Document No.’s 666765, 683600, 782430, 1097201 and 1108470

Parcel 3:

Together with the non-exclusive easements for pedestrian and vehicular traffic created in that certain  Cross Easement agreement dated August 23, 1966 and recorded on August 30, 1996, in Reel 2298,  Image 811, as Document No. 2153522.

Property Address:  15875 West Bluemound Road and 15795 West Bluemound Road, Brookfield, WI

2

Fargo ND Premises

Lot 17, in Block 1, West Acres Mall Addition, City of Fargo, County of Cass and the State of North Dakota, TOGETHER WITH the rights and easements in the Development and Operating Agreement dated February 4, 1971 and recorded August 12, 1971 as Document No. 450595, in Book 0-5 of Misc., Page 500, as amended by Amendment to Development and Operating Agreement dated November 3, 1972 and recorded November 24, 1972 as Document No. 464657, in Book X-5 of Misc., Page 599.

Property Address:  3902 13th Avenue (West Acres Mall) a/k/a 3940 13th Avenue S, Fargo, ND 58103

3

Greendale WI Premises

Parcel 1

Lot 1, Certified Survey Map No. 8067, recorded in the office of the Register of Deeds for Milwaukee County, Wisconsin on July 9, 2008, as Document No. 9622931, being part of the Southwest 1/4 of Section 27, Township 6 North, Range 21 East, in the Village of Greendale, Milwaukee County, State of Wisconsin.

Parcel 2:

Non-exclusive easements, rights and privileges created in that certain Operating Agreement among Southridge Company, Sears, Roebuck and Co., Federated Department Stores, Inc., Gimbel Brothers, Inc. and J.C. Penney Company, Inc., dated October 31, 1968 and recorded October 31, 1968 on Reel 448, Image 603, as Document No. 4426795; as amended by First Amendment to Operating Agreement dated June 2, 1969 and recorded August 29, 1969 on Reel 496, Image 374, as Document No. 4484509; and as further amended by Second Amendment to Operating Agreement dated December 12, 1969 and recorded March 31, 1970 on Reel 524, Image 714, as Document No. 4517460; and as further amended by Third Amendment to Operating Agreement dated December 23, 1970 and recorded May 6, 1971 on Reel 584, Image 1871, as Document No. 4589576; as assigned by Assignment and Assumption of Operating Agreement dated March 17, 1986 and recorded March 25, 1986 on Reel 1860, Image 666, as Document No. 5898793; as amended by Supplements to Operating Agreement by and between Southridge Company and Federated Department Stores, Inc. dated October 31, 1968 and recorded October 31, 1968 on Reel 448, Image 700, as Document No. 4426797; Southridge Company and J.C. Penney Company, Inc., dated October 31, 1968 and recorded October 31, 1968 on Reel 448, Image 712, as Document No. 4426800; Southridge Company and Sears, Roebuck and Co., dated September 4, 1970 and recorded October 13, 1970 on Reel 554, Image 223, as Document No. 4553024; and as amended by Memorandum of Agreement by and between Southridge Company and Gimbel Brothers, Inc., dated October 31, 1968 and recorded February 6, 1969 on Reel 463, Image 764, as Document No. 4444432.

Property Address: 5300 S. 76th Street, Greendale, WI

4

Joliet IL Premises

PARCEL 1:

THAT PART OF THE NORTHEAST 1/4 OF SECTION 26, TOWNSHIP 36 NORTH, RANGE 9 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN WILL COUNTY, ILLINOIS DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE SAID NORTHEAST 1/4 OF SECTION 26; THENCE EASTERLY ALONG THE SOUTH LINE OF THE NORTHEAST 1/4 OF SAID SECTION 26 A DISTANCE OF 1,403.84 FEET; THENCE NORTH 1 DEGREE 22 MINUTES 07 SECONDS WEST A DISTANCE OF 135.10 FEET TO THE POINT OF BEGINNING; THENCE NORTH 88 DEGREES, 41 MINUTES, 54 SECONDS EAST A DISTANCE OF 94.00 FEET TO A POINT OF CURVATURE; THENCE NORTHWESTERLY 23.56 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTHWEST, AND HAVING A RADIUS OF 15.00 FEET; THENCE NORTH 1 DEGREE 22 MINUTES 07 SECONDS WEST A DISTANCE OF 50.49 FEET TO A POINT OF CURVATURE; THENCE NORTHEASTERLY 122.12 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTHWEST, AND HAVING A RADIUS OF 265.00 FEET TO A POINT OF TANGENCY; THENCE NORTH 25 DEGREES, 02 MINUTES, 08 SECONDS EAST A DISTANCE OF 18.04 FEET TO A POINT OF CURVATURE; THENCE NORTHEASTERLY 68.42 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTHWEST, AND HAVING A RADIUS OF 45.00 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHEASTERLY 130.81 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTHWEST AND HAVING A RADIUS OF 1,550.00 FEET TO A POINT; THENCE NORTH 1 DEGREE 32 MINUTES 20 SECONDS WEST A DISTANCE OF 515.66 FEET; THENCE NORTH 5 DEGREES, 36 MINUTES, 29 SECONDS EAST A DISTANCE OF 71.90 FEET TO A POINT; THENCE NORTH 43 DEGREES, 27 MINUTES, 31 SECONDS EAST A DISTANCE OF 80.00 FEET TO A POINT; THENCE NORTH 46 DEGREES, 32 MINUTES, 29 SECONDS WEST A DISTANCE OF 282.00 FEET TO A POINT; THENCE SOUTH 43 DEGREES, 27 MINUTES, 31 SECONDS WEST A DISTANCE OF 54.08 FEET TO A POINT; THENCE SOUTH 80 DEGREES, 18 MINUTES, 30 SECONDS WEST A DISTANCE OF 81.23 FEET TO A POINT; THENCE SOUTH 88 DEGREES, 27 MINUTES, 31 SECONDS WEST A DISTANCE OF 430.32 FEET TO A POINT ON A CURVE; THENCE SOUTHEASTERLY 132.99 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTHEAST AND HAVING A RADIUS OF 700.00 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHEASTERLY 428.66 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTHWEST AND HAVING A RADIUS OF 700.00 FEET TO A POINT; THENCE SOUTH 41 DEGREES, 19 MINUTES, 37 SECONDS WEST A DISTANCE OF 59.00 FEET TO A POINT ON A CURVE; THENCE SOUTHEASTERLY 101.97 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTHWEST AND HAVING A RADIUS OF 759.00 FEET TO A POINT OF COMPOUND CURVATURE; THENCE SOUTHEASTERLY 161.22 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTHWEST, AND HAVING A RADIUS OF 1,559.00 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHERLY 45.73 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE EAST AND HAVING A RADIUS OF 30.00 FEET TO A RADIUS OF 30.00 FEET TO A POINT OF TANGENCY; THENCE SOUTH 25 DEGREES, 02 MINUTES, 08

5

SECONDS WEST A DISTANCE OF 23.76 FEET TO A POINT OF CURVATURE; THENCE SOUTHERLY 158.53 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTHWEST AND HAVING A RADIUS OF 344.00 FEET TO A POINT OF TANGENCY; THENCE SOUTH 1 DEGREE 22 MINUTES 07 SECONDS EAST A DISTANCE OF 65.49 FEET TO THE HEREINABOVE DESIGNATED POINT OF BEGINNING, ALL IN WILL COUNTY, ILLINOIS.

PARCEL 2:

ALL RIGHTS, PRIVILEGES AND BENEFITS OF P. A. BERGNER AND COMPANY OF ILLINOIS, ITS SUCCESSORS, LEGAL REPRESENTATIVES AND ASSIGNS, ARISING UNDER THE OPERATING AGREEMENT DATED DECEMBER 7, 1977 AND RECORDED DECEMBER 9, 1977 IN THE OFFICE OF THE RECORDER OF DEEDS OF WILL COUNTY, ILLINOIS AS DOCUMENT NO. R77-48631 AS AMENDED BY THE FIRST AMENDMENT TO THE OPERATING AGREEMENT DATED SEPTEMBER 7, 1978 AND NOVEMBER 10, 1978 IN THE OFFICE OF THE RECORDER OF DEEDS OF WILL COUNTY, ILLINOIS AS DOCUMENT NO. R78-45043, AND THE 2ND AMENDMENT TO OPERATING AGREEMENT DATED OCTOBER 10, 1979 OF RECORDED NOVEMBER 8, 1979 IN THE OFFICE OF THE RECORDER OF DEEDS OF WILL COUNTY AS DOCUMENT NO. R79-41766, BY AND AMONG HOMART DEVELOPMENT COMPANY A DELAWARE CORPORATION; SEARS ROEBUCK AND COMPANY, A NEW YORK CORPORATION; J. C. PENNEY PROPERTIES, INC. A DELAWARE CORPORATION; MARSHALL FIELD AND COMPANY, A DELAWARE CORPORATION; AND P. A. BERGNER AND COMPANY. NOW KNOWN AS P. A. BERGNER AND COMPANY OF ILLINOIS, AND ILLINOIS CORP. AND ALL EASEMENTS, RIGHTS AND PRIVILEGES CREATED BY OR ARISING THEREUNDER.

Property Address:  3940 Mall Loop Drive a/k/a 3340 Mall Loop Drive, Joliet, IL

6

Wauwatosa WI Premises

Parcel 1:

Parcel 1 of Certified Survey Map No. 4827, recorded October 14, 1986, Reel 1974, Image I, as Document  No. 5973150, being a Redivision of Parcel 2 of Certified Survey Map No. 4004, being a part of the SW 1/4  of Section 17, T 7 IN, R 21 E, in the City of Wauwatosa, County of Milwaukee, State of Wisconsin.

Except that portion conveyed in Quit Claim Deed recorded as Document No. 9482190.

Tax Key No: 335-9998-16

Parcel 2:

Together with the non-exclusive easements, rights and privileges created and amended by the following instruments:

Reciprocal Easements and Operating Agreement executed by and among S. D. Realty Company, Froedtert-Mayfair, Inc. and First Mayfair Tower, Inc., a memorandum of which was dated November 30, 1973 and recorded on December 6, 1973 on Reel 759, Image 726 as Document No. 4809625; Reciprocal Easements and Operating Agreement executed by and between S. D. Realty Company and Froedtert-Mayfair, Inc., a memorandum of which was dated November 15, 1977 and recorded November 17, 1977 on Reel 1067, Image 770 as Document No. 5163153; Reciprocal Easements and Operating Agreement executed by and among S. D. Realty, Froedtert-Mayfair, Inc. and Mayfair Atrium Building, a joint venture, a memorandum of which was dated August 3, 1981 and recorded September 9, 1981 on Reel 1401, Image 595 as Document No. 5499614; Reciprocal Easements and Operating Agreement entered into by and between Froedtert-Mayfair, Inc. and P. A. Bergner & Co. of Illinois, dated October 17, 1986 and recorded October 17, 1986 on Reel 1977, Image 781 as Document No. 5975279; Covenants, conditions and restrictions set forth in Warranty Deed executed by Froedtert-Mayfair, Inc., a Wisconsin corporation, and S. D. Realty Company, a Wisconsin corporation, collectively, to P. A. Bergner & Co. of Illinois, an Illinois Corporation, dated October 14, 1986 and recorded October 17, 1986 on Reel 1977, Image 776 as Document No. 5975277 and Amendment recorded December 23, 1993, on Reel 3189, Image 666, as Document No. 6876387.

Property Address:

2400 North Mayfair Road, Wauwatosa, WI

7

EXHIBIT B

MACHINERY AND EQUIPMENT

All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease, but excluding all personal property (including all merchandise for sale) and all trade fixtures, machinery, office, manufacturing and warehouse equipment which are not necessary to the operation of the buildings which constitute part of the Leased Premises for the uses permitted under Paragraph 4(a) of this Lease.

EXHIBIT C

PERMITTED ENCUMBRANCES

Ashwaubenon WI Premises

1.                                      Postponed taxes for the year 2014 in the amount of $137,359.85, which are due and payable on or before July 31, 2015.

2.                                      Restrictions, easements, building setback lines and other matters shown on the recorded plat or Certified Survey Map No. 6612; and as approximately located and shown on an ALTA/ACSM Land Title Survey prepared by Sherrill Associates, Inc., dated March 6, 2015 and last revised March 24, 2015, Job No. 20150016-04 (the “Survey”).

3.                                      Reciprocal Easement and Operating Agreement executed by and between Bay Park Associates, a Joint Venture, a Wisconsin Corporation and Montgomery Ward Properties Corporation, a Delaware Corporation; Shopko Stores, Inc., a Minnesota Corporation and Seventh Mont Corporation, a Delaware corporation and Montgomery Ward & Co., Incorporated, an Illinois corporation, dated October 1, 1979 and recorded October 30, 1979 in Jacket 3637 Records Image 42, as Document No. 929681; and as amended by an Amended and Restated Reciprocal Easement and Operating Agreement in an instrument executed by and between Bay Park Associates, a Joint Venture, a Wisconsin Corporation and Montgomery Ward Properties Corporation, a Delaware Corporation; Shopko Stores, Inc., a Minnesota Corporation and Seventh Mont Corporation, a Delaware corporation and Montgomery Ward & Co., Incorporated, an Illinois corporation and The Kohl Corporation, a Wisconsin Corporation dated July 20, 1981 and recorded October 13, 1981 in Jacket 5054 Records Image 34, as Document No. 967921; and as amended by a First Amendment to Amended and Restated Reciprocal Easement and Operating Agreement in an instrument executed by and between DeBartolo Capital Partnership, a Delaware general partnership; Shopko Stores, Inc., a Minnesota corporation; Seventh Mont Corporation, a Delaware corporation; Montgomery Ward & Co., Incorporated, an Illinois corporation; and Kohl’s Department Stores, Inc., a Delaware Corporation dated September 26, 1994 and recorded September 27, 1994 in Jacket 24079 Records Image 07, as Document No. 1426015; and as amended by a Second Amendment to Amended and Restated Reciprocal Easement and Operating Agreement in an instrument executed by and between Simon Capital Limited Partnership, a Delaware limited partnership, successor to DeBartolo Capital Partnership, a Delaware general partnership, successor to Bay Park, Inc., a Wisconsin corporation and Bay Park Associates, a Joint Venture; Shopko Stores, Inc., a Wisconsin corporation; Seventh Mont Corporation, a Delaware corporation; Montgomery Ward & Co., Incorporated, Illinois Corporation and Kohl’s Department Stores, Inc., a Delaware Corporation, dated October 2, 1998 and recorded January 18, 1999, as Document No. 1669972 and as further amended by a Third Amendment to Amended and Restated Reciprocal Easement and Operating Agreement in an instrument executed by and between Simon Capital Limited Partnership, a Delaware limited partnership, Shopko Stores, Inc., a Wisconsin corporation; Parisian, Inc., an Alabama corporation and Kohl’s Department Stores, Inc., a Delaware corporation, dated April 2, 2002 and recorded October 14, 2002 as Document No. 1939053 and recorded

April 16, 2003, as Document No. 2002101; as assigned by Simon Capital Limited Partnership to Parisian, Inc., by an Assignment and Assumption Agreement, dated October 18, 2002 and recorded December 12, 2002 as Document No. 1962236; and as approximately located and shown on the Survey.

4.                                      Affidavit of Correction recorded September 10, 2002 as Document No. 1928012 in connection with Volume 44 Certified Survey Maps, Page 140, Map No. 6612.

5.                                      Terms, covenants, conditions and restrictions set forth and described in an Ordinance Approving a Planned Unit Development recorded June 4, 2002 as Document No. 1903831.

6.                                      Terms, covenants, conditions and restrictions contained in the Redevelopment Plans recorded July 14, 2004 as Document No. 2133850 and recorded May 26, 2005 as Document No. 2191926.

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Brookfield WI Premises

1.                                      Taxes, general and special for the year 2015, not now due and payable.

2.                                      Taxes for the year 2014 are being paid on the installment basis, none now delinquent.

3.                                      Easements granted to the City of Brookfield by instrument recorded in Reel 19, Image 1386, as Document No. 831701; and by instrument recorded in Reel 35, Image 702, as Document No. 846573; and by instrument recorded in Reel 469, Image 747, as Document No. 1168475, and as approximately located and shown on an ALTA/ACSM Land Title Survey prepared by Sherrill Associates, Inc., dated March 16, 2015 and last revised March 25, 2015, Job No. 20150016-07 (the “Survey”). Partial release of easements set forth in Quit Claim Deed dated February 26, 2007 and recorded on March 6, 2007, as Document No. 3463110; and reconveyance of easements set forth in Quit Claim Deed dated April 10, 2008 and recorded on April 16, 2008, as Document No. 3564247.

4.                                      Easement granted to Wisconsin Electric Power Company in instrument recorded on October 17, 1966, in Volume 1064 of Deeds, Page 320, as Document No. 672545.  Conveyance of Rights in Land by Wisconsin Electric Power Company d/b/a We Energies recorded on February 6, 2012, as Document No. 3892006.

5.                                      Easement granted to Wisconsin Telephone Company in instrument recorded on December 21, 1966, in Volume 1070 of Deeds, Page 327, as Document No. 675880.Conveyance of Rights in Land by Wisconsin Bell, Inc. d/b/a AT&T Wisconsin recorded on December 5, 2011, as Document No. 3876779.

6.                                      Covenants, conditions, restrictions, easements and charges and assessments, none now due and payable, set forth in Easement, Restriction and Operating Agreement by and between Federated Department Stores, Inc., Sears Roebuck and Co. and Brookfield Square, Inc. recorded on July 21, 1966, in Volume 1056 of Deeds, Page 5, as Document No. 666763; as amended by Amendments recorded as Document No.’s 666765, 683600, 782430, 1097201 and 1108470; as assigned to P.A. Bergner & Co. by instrument recorded on March 28, 1985, in Reel 663, Image 961, as Document No. 1290666; and as amended by Amendment recorded as Document No. 4125958.

7.                                      Restrictions on access imposed by Covenant and Agreement executed by Milwaukee Boston Store Division of Federated Department Stores, Inc., recorded on December 21, 1966, in Volume 1070 of Deeds, Page 322, as Document No. 675875.

8.                                      Easements granted to the City of Brookfield in Dedication and Easement Agreement dated August 15, 1974 and recorded on December 31, 1974, in Reel 104, Image 1028, as Document No. 900879, and as approximately located and shown on the Survey.

9.                                      Terms, provisions, conditions and easements set forth in Cross Easement Agreement dated August 23, 1966 and recorded on August 30, 1996, in Reel 2298, Image 811, as Document No. 2153522, and as approximately located and shown on the Survey.

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10.                               Easements as set forth on Certified Survey Map No. 10225 recorded as Document No. 3398247, and as approximately located and shown on the Survey.

11.                               Easements as set forth on Certified Survey Map No. 10226 recorded as Document No. 3398248, and as approximately located and shown on the Survey.

12.                               Easement granted to Wisconsin Electric Power Company dba We Energies in instrument recorded on September 29, 2006, as Document No. 3423917, and as approximately located and shown on the Survey.

13.                               Perpetual Municipal Utility Easement granted to the City of Brookfield in instrument dated November 22, 2006 and recorded on December 4, 2006, as Document No. 3440099, and as approximately located and shown on the Survey. Partial release of easements set forth in Quit Claim Deed dated February 26, 2007 and recorded on March 6, 2007, as Document No. 3463110; and reconveyance of easements set forth in Quit Claim Deed dated April 10, 2008 and recorded on April 16, 2008, as Document No. 3564247.

14.                               Rights of Brookfield Square Parcel, LLC under Ground Lease dated April 28, 2006 as set forth in Short Form Ground Lease dated February 27, 2008 and recorded on March 10, 2008, as Document No. 3552456, and as Document No. 3552468.

15.                               Distribution Easement Underground Joint granted to Wisconsin Electric Power Company dba We Energies and Wisconsin Bell, Inc. dba AT&T Wisconsin in instrument recorded on September 5, 2008, as Document No. 3597129, and as approximately located and shown on the Survey.

16.                               Distribution Easement Underground granted to Wisconsin Electric Power Company in instrument recorded on November 11, 2011, as Document No. 3871128, and as approximately located and shown on the Survey.

17.                               Terms, provisions and conditions set forth in Development Agreement 2014-2018 Brookfield Square Expansion Development dated December 8, 2014 and recorded on December 12, 2014, as Document No. 4114690.

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Fargo ND Premises

1.                                      Real estate taxes and special assessments, if any, for the current year and subsequent years, a lien not yet due and payable.

2.                                      Development and Operating Agreement recorded: August 12, 1971 at 1:45 p.m. in Book O-5 of Misc., Page 500 Document #: 450595; Amendment to Development and Operating Agreement Recorded: November 24, 1972 at 2:05 p.m. in Book X-5 of Misc., Page 599 Document #: 464567.

3.                                      Easements as may be contained on the recorded Plat of West acres Mall Addition Recorded: April 3, 2002 at 8:00 a.m. in Book S1 of Plats, Page 91 Document #: 1011788.

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Greendale WI Premises

1.                                      Taxes, general and special for the year 2015, not now due and payable, and taxes, general and special, for the second installment for the year 2014, not yet due and payable.

2.                                      Mineral rights of the U.S. Government set forth in Quit Claim Deed dated November 19, 1952 and recorded November 21, 1952 in Volume 3090 of Deeds on Page 516, as Document No. 3158499 and in Quit Claim Deed recorded in Volume 3090 of Deeds on Page 519, as Document No. 3158501.

3.                                      Terms, conditions and provisions of Operating Agreement among Southridge Company, Sears, Roebuck and Co., Federated Department Stores, Inc., Gimbel Brothers, Inc. and J.C. Penney Company, Inc., dated October 31, 1968 and recorded October 31, 1968 on Reel 448, Image 603, as Document No. 4426795; as amended by First Amendment to Operating Agreement dated June 2, 1969 and recorded August 29, 1969 on Reel 496, Image 374, as Document No. 4484509; and as further amended by Second Amendment to Operating Agreement dated December 12, 1969 and recorded March 31, 1970 on Reel 524, Image 714, as Document No. 4517460; and as further amended by Third Amendment to Operating Agreement dated December 23, 1970 and recorded May 6, 1971 on Reel 584, Image 1871, as Document No. 4589576; as assigned by Assignment and Assumption of Operating Agreement dated March 17, 1986 and recorded March 25, 1986 on Reel 1860, Image 666, as Document No. 5898793; as amended by Supplements to Operating Agreement by and between Southridge Company and Federated Department Stores, Inc. dated October 31, 1968 and recorded October 31, 1968 on Reel 448, Image 700, as Document No. 4426797; Southridge Company and J.C. Penney Company, Inc., dated October 31, 1968 and recorded October 31, 1968 on Reel 448, Image 712, as Document No. 4426800; Southridge Company and Sears, Roebuck and Co., dated September 4, 1970 and recorded October 13, 1970 on Reel 554, Image 223, as Document No. 4553024; and as amended by Memorandum of Agreement by and between Southridge Company and Gimbel Brothers, Inc. dated October 31, 1968 and recorded February 6, 1969 on Reel 463, Image 764, as Document No. 4444432.

4.                                      Utility easement granted to Wisconsin Electric Power Company, its successors and assigns, recorded August 6, 1971 on Reel 602, Image 1846, as Document No. 4612748, and as approximately located and shown on an ALTA/ACSM Land Title Survey prepared by Gregory S. McVicar on behalf of The Edge Group LLC, dated March 13, 2015 and last revised March 31, 2015, Project No. 20150016-03 (the “Survey”).

5.                                      Utility easement granted to Wisconsin Electric Power Company, its successors and assigns, recorded September 16, 1971 on Reel 610, Image 1033, as Document No. 4622564, and as approximately located and shown on the Survey. 14. Easements, Setbacks and other matters as shown on Certified Survey Map No. 8067, as Document No. 9622931, and as approximately located and shown on the Survey.

6.                                      Terms and conditions of Redevelopment Agreement dated December 16, 2011, filed September 5, 2012, as Document No. 10156991.

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7.                                      Terms and conditions of Distribution Easement Underground, granted to Wisconsin Electric Power Company, filed January 8, 2013, as Document No. 10202382, and as approximately located and shown on the Survey.

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Joliet IL Premises

1.                                      General Real Estate Taxes for years 2014, 2015 and subsequent years, not yet ascertainable or payable.

2.                                      Operating Agreement, dated December 7, 1977 and recorded December 9, 1977 as document R77-48631, as amended by First Amendment to Operating Agreement recorded November 10, 1978 as document R78-45043 and by the Second Amendment to the Operating Agreement as document  R79-41766 made by Sears, Roebuck and Company etal and Homart Development Corporation.

3.                                      Easement in favor of Commonwealth Edison Company and Illinois Bell Telephone Company, their respective successors and assigns, to install, operate and maintain all equipment necessary for the purpose of serving the land and other property, together with right of access to said equipment, and the provisions relating thereto, contained in the grant recorded November 13, 1980 as document R80-30899; and as approximately located and shown on an ALTA/ACSM Land Title Survey prepared by Sherrill Associates, Inc., dated March 6, 2015 and last revised March 25, 2015, Job No. 20150016-04 (the “Survey”).

Note: Plat of Vacation recorded November 3, 2011 as document R2011103773.

4.                                      Ordinance No. 15874, amending and approving an amended planned unit development for the Westfield Louis Joliet Mall, recorded May 4, 2007 as document R2007070031, and the terms and provisions contained therein.

5.                                      Plat of Easement, recorded November 3, 2011 as document R2011103774, and the terms and provisions contained therein; and as approximately located and shown on the Survey.

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Wauwatosa WI Premises

1.                                      Taxes, general and special for the year 2015, not now due and payable.

2.                                      Easements, licenses and other rights of ingress and egress affecting the subject premises contained in lease of premises other than subject premises executed by and between Froedtert Enterprises, Inc., as lessor and Marshall Field & Company, as lessee dated December 27, 1954 a short form of which was recorded on December 29, 1954 in Volume 3381 of Deeds on Page 109 as Document No. 3356848.

3.                                      Reciprocal Easements and Operating Agreement entered into by and between Froedtert-Mayfair, Inc. and P. A. Bergner & Co. of Illinois, dated October 17, 1986 and recorded October 17, 1986 on Reel 1977, Image 781 as Document No. 5975279.  The rights of Froedtert-Mayfair under said instrument are now held of record by Mayfair Property, Inc. as described by Affidavit recorded November 12, 1991 on Reel 2650, Image 528 as Document No. 6541362.  Covenants, conditions and restrictions set forth in Warranty Deed executed by Froedtert-Mayfair, Inc., a Wisconsin corporation, and S. D. Realty Company, a Wisconsin corporation, collectively, to P. A. Bergner & Co. of Illinois, an Illinois Corporation, dated October 14, 1986 and recorded October 17, 1986 on Reel 1977, Image 776 as Document No. 5975277.  Agreement To (I) Amend Reciprocal Easements and Operating Agreement, and (II) Grant Option to Purchase Real Estate made and entered into by and between Mayfair Property Inc., an Illinois corporation, and P.A. Bergner & Co., an Illinois corporation, dated June 11, 1993 and recorded December 23, 1993, on Reel 3189, Image 666, as Document No. 6876387. Option to purchase as contained therein has expired by its terms.

4.                                      Utility easement granted by K. Evelyn Gilbert to Wisconsin Electric Power Company, its successors and assigns by an instrument dated September 22, 1943 and recorded October 13, 1943 in Volume 1950 of Deeds on Page 329 as Document No. 2451697.

5.                                      Utility Easement granted by S. D. Realty Company to Wisconsin Telephone Company, its successors and assigns by an instrument dated March 7, 1957 and recorded March 1, 1957 in Volume 3678 of Deeds on Page 169 as Document No. 3563582, and as approximately located and shown on an ALTA/ACSM Land Title Survey prepared by Sherrill Associates, Inc., dated March 6, 2015 and last revised March 23, 2015, Job No. 20150016-04 (the “Survey”).

6.                                      Utility Easement granted by S. D. Realty Company, et al, to Wisconsin Electric Power Company, its successors and assigns by an instrument dated April 30, 1957 and recorded May 23, 1957 in Volume 3702 of Deeds on Page 186 as Document No. 3580282; and as approximately located and shown on the Survey.

7.                                      Utility Easement granted by S. D. Realty Company, et al to Milwaukee Gas Light Co., its successors and assigns by an instrument dated May 24, 1957 and recorded June 4, 1957 in Volume 3705 of Deeds on Page 583 as Document No. 3582768; and as approximately located and shown on the Survey.

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8.                                      Indenture to encroach into West North Avenue right-of-way for the purpose of installing lighting fixtures, executed by Froedtert-Mayfair, Inc., dated July 9, 1980 and recorded August 11, 1980 on Reel 1314, Image 180 as Document No. 5415966.

9.                                      Distribution Easement Underground granted to Wisconsin Electric Power Company dba We Energies recorded on October 7, 2004, as Document No. 8879354; and as approximately located and shown on the Survey.

10.                               Watermain Easement Agreement recorded as Document No. 9014490; and as approximately located and shown on the Survey.

11.                               Sanitary Sewer Easement Agreement recorded as Document No. 9014491; and as approximately located and shown on the Survey.

12.                               Utility Easement granted to Wisconsin Electric Power Company d/b/a WE Energies, Wisconsin Bell, Inc., d/b/a AT&T Wisconsin and Time Warner Entertainment Company, L.P. recorded as Document No. 9245376; and as approximately located and shown on the Survey.

13.                               Utility Easement granted to Wisconsin Electric Power Company d/b/a WE Energies, Wisconsin Bell, Inc., d/b/a SBC Wisconsin and Time Warner Entertainment Company L.P. recorded as Document No. 9245377; and as approximately located and shown on the Survey.

14.                               Permanent Maintenance Access and Temporary Construction Easement recorded April 20, 2007 as Document No. 9420749; and as approximately located and shown on the Survey.

15.                               Water Utility Easement by and between Bonstores Realty One, LLC, a Delaware limited liability company and Mayfair Mall, LLC, dated May 12, 2014, filed May 20, 2014, and recorded as Document No. 10360674; and as approximately located and shown on the Survey.

16.                               Mayfair Mall Improvements Agreement by and between Mayfair Mall, LLC and Bonstores Realty One, LLC dated as of May 12, 2014 and recorded on August 19, 2014, as Document No. 10386893. Affects the 2 level garage, a portion of which is located in the northeasterly section of the subject property shown on the Survey.

17.                               Distribution Easement Gas granted to Wisconsin Gas LLC dba We Energies recorded on August 26, 2014, as Document No. 10389321 and as tied into Distribution Easement Gas recorded on August 26, 2014, as Document No. 10389322; and as approximately located and shown on the Survey.

18.                               Real estate taxes for the year 2014 being paid on the installment basis, none now delinquent.

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EXHIBIT D

BASIC RENT PAYMENTS

1.                                      Basic Rent.

(a)                                 Initial Term.  Subject to the adjustments provided for in Paragraphs 2, 3 and 4 below, Basic Rent payable in respect of the Term shall be $6,888,000 per annum, payable monthly in advance on each Basic Rent Payment Date, in equal installments of $574,000 each.  Pro rata Basic Rent for the period from the date hereof through the last day of July, 2015 shall be paid on the date hereof.

(b)                                 Renewal Term.  Annual Basic Rent for the first Lease Year of each Renewal Term shall be equal to the then escalated Basic Rent in effect for the Lease Year immediately preceding the commencement of such Renewal Term and shall be subject each year (including the first Lease Year of each Renewal Term) to the annual adjustments provided for in Paragraphs 2, 3, and 4 below.

2.                                      CPI Adjustments to Basic Rent.  The Basic Rent shall be subject to adjustment, in the manner hereinafter set forth, for increases in the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) (“CPI”) or the successor index that most closely approximates the CPI.  If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City.  Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction.

3.                                      Effective Dates of CPI Adjustments.  Basic Rent shall not be adjusted to reflect changes in the CPI until the first (1st ) anniversary of the Basic Rent Payment Date occurring on the date in which the first full monthly installment of Basic Rent shall be due and payable (the “First Full Basic Rent Payment Date”).  As of the first (1st ) anniversary of the First Full Basic Rent Payment Date and thereafter, annually, on each and every anniversary of the First Full Basic Rent Payment Date during the Term (as the same may be extended), Basic Rent shall be adjusted to reflect increases in the CPI during the most recent one (1) year period immediately preceding each of the foregoing dates (each such date being hereinafter referred to as the “Basic Rent Adjustment Date”).

4.                                      Method of Adjustment for CPI Adjustment.

(a)                                 As of each Basic Rent Adjustment Date when the average CPI determined in clause (i) below exceeds the Beginning CPI (as defined in this Paragraph 4(a)), the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the average CPI for the three (3) most recent calendar months (the “Prior Months”) ending prior to such Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI.  The product of such multiplication (the “Product”) shall be added to the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date except as set forth to the contrary in the following sentence.  Notwithstanding anything to the contrary set forth herein, (1)if the sum of the Product and the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date results in an increase of less than two percent (2%) in annual Basic Rent (or if there is no positive difference), then Basic Rent shall be deemed to increase by two percent (2%) until the next succeeding Basic Rent Adjustment Date and (2) if the sum of the Product and the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date results in an increase of greater than four percent (4%) in annual Basic Rent, then Basic Rent shall be deemed to increase by four percent (4%) until the next succeeding Basic Rent Adjustment Date.  As used herein, “Beginning CPI” shall mean the average CPI for the three (3) calendar months corresponding to the Prior Months, but occurring one (1) year earlier. For the avoidance of doubt, on each Basic Rent Adjustment Date, Basic Rent will increase by not less than 2% and by not more than 4%.

(b)                                 Effective as of a given Basic Rent Adjustment Date, Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Basic Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date.

(c)                                  Notice of the new annual Basic Rent shall be delivered to Tenant on or before the fifteenth (15th) day preceding each Basic Rent Adjustment Date, but any failure to do so by Landlord shall not be or be deemed to be a waiver by Landlord of Landlord’s rights to collect such sums.  Tenant shall pay to Landlord, within ten (10) days after a notice of the new annual Basic Rent is delivered to Tenant, all amounts due from Tenant, but unpaid, because the stated amount as set forth above was not delivered to Tenant at least fifteen (15) days preceding the Basic Rent Adjustment Date in question.

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EXHIBIT E

CASUALTY/CONDEMNATION PREMISES PERCENTAGE ALLOCATION OF BASIC RENT(1)

Joliet, IL Premises	10.6%
Fargo, ND Premises	9.5%
Ashwaubenon, WI Premises	14.3%
Brookfield, WI Premises	23.8%
Greendale, WI Premises	20.0%
Wauwatosa, WI Premises	21.8%

Total	100%

(1)  If any Related Premises ceases to be subject to this Lease due to a casualty or condemnation event, the percentage shown on this Exhibit E for each of the Related Premises which remains subject to this Lease shall be adjusted proportionately so that the total of such percentages shall be 100%.

EXHIBIT F

APPROVED SUBLEASES

1.              Fargo, ND Premises - Sublease dated as of the date hereof by and between Tenant and Carson Pirie Scott II, Inc. for the Fargo, ND Premises.

2.              Ashwaubenon, WI Premises - Sublease dated as of the date hereof by and between Tenant and The Bon-Ton Department Stores, Inc. for the Ashwaubenon, WI Premises.

3.              Brookfield, WI Premises - Sublease dated as of the date hereof by and between Tenant and The Bon-Ton Department Stores, Inc. for the Brookfield, WI Premises.

4.              Greendale, WI Premises - Sublease dated as of the date hereof by and between Tenant and The Bon-Ton Department Stores, Inc. for the Greendale, WI Premises.

5.              Wauwatosa, WI Premises - Sublease dated as of the date hereof by and between Tenant and The Bon-Ton Department Stores, Inc. for the Wauwatosa, WI Premises.

EXHIBIT G

EXISTING SUBLEASES

Brookfield, WI Premises

1.             Ground Lease dated April 28, 2006, between The Bon-Ton Department Stores, Inc. (successor-in-interest to Carson Pirie Scott, Inc.), as landlord, and Brookfield Square Parcel, LLC (“Brookfield”), as tenant, as amended by that certain First Amendment to Ground Lease dated February 27, 2008.

2.             Ground Lease dated February 27, 2008, to be effective as of April 28, 2006, between The Bon-Ton Department Stores, Inc (successor-in-interest to Carson Pirie Scott, Inc.), as landlord, and Brookfield, as tenant.

3.             License Agreement dated November 2, 2008 by and between The Bon-Ton Department Stores, Inc. and USJesco International, Ltd., as amended by that certain letter agreement dated December 4, 2008, as further amended by that certain Amendment to License Agreement dated May 29, 2009 (“US Jesco License”).

4.             License Agreement dated January 6, 2010 by and between The Bon-Ton Department Stores, Inc. and Feizy Import and Export Company, Ltd. (“Feizy”), whereby Feizy assigned the same to Shemiran Rugs, Inc. pursuant to that certain Assignment, Assumption and Consent Agreement dated August 5, 2014 (“Shemiran Rugs License”).

Greendale, WI Premises

1.             USJesco License.

2.             Shemiran Rugs License.

3.             License Agreement dated May 5, 2009 by and between The Bon-Ton Department Stores, Inc. and TM Apparel, LLC, as amended by that certain First Amendment to License Agreement dated May 13, 2009, as further amended by that certain Second Amendment to License Agreement dated January 4, 2010 (“TM Apparel License”).

Wauwatosa, WI Premises

1.             USJesco License.

2.             TM Apparel License.

Ashwaubenon, WI Premises

1.             USJesco License.

2.             TM Apparel License.

3.             Shemiran Rugs License.

Fargo, ND Premises

1.             USJesco License.

2.             TM Apparel License.

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EXHIBIT H

POST-CLOSING OBLIGATIONS

Section 1

Site	Cost	Description
Brookfield, WI Premises	$1,078	Repair sidewalks
	$1,750	inspect fire protection system
Fargo, ND Premises	$1,641	Replace circuit breaker panel
	$65,550	Install elevator hydraulic unit
Ashwaubenon, WI Premises	$24,200	Repair asphalt
Greendale, WI Premises	$249	Repair concrete pillar
	$105	Repair ceiling tiles
	$151,350	Install elevator hydraulic unit
	$850	Replace sprinkler heads
Joliet, IL Premises	$384	Replace ceiling tiles
	$1,200	Extend HVAC condensate pipe drain to roof drain
Wauwatosa, WI Premises	$2,500	Repair roof leak
	$2,798	Replace drywall
	$535	Replace ceiling tiles
	$1,500	Repair malfunctioning ejector pipe
	$3,000	Test and inspect electrical systems
	$1,500	Inspect elevator
	$150,000	Repair expansion joint and structural column
Total	$410,190

Section 2

Site

Wauwatosa, WI Premises	Remove seven empty 35-gallon drums in poor condition stored on roof

SCHEDULE 28(b)

[Insert Store Scorecards]